Exhibit 10.32

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Published CUSIP Numbers:

Deal:  92220RAC5

Revolver:  92220RAD3

Term:  92220RAE1

CREDIT AGREEMENT

Dated as of August 27, 2013

among

VARIAN MEDICAL SYSTEMS, INC.,

as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and
L/C Issuer,

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

SUMITOMO MITSUI BANKING CORPORATION

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Sole Bookrunner

SUMITOMO MITSUI BANKING CORPORATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents and Co-Documentation Agents

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5.01	Existence, Qualification and Power	73
5.02	Authorization; No Contravention	73
5.03	Governmental Authorization; Other Consents	74
5.04	Binding Effect	74
5.05	Financial Statements; No Material Adverse Effect	74
5.06	Litigation	75
5.07	No Default	75
5.08	Ownership of Property; Liens	75
5.09	Regulatory Compliance	75
5.10	Insurance	75
5.11	Taxes	75
5.12	ERISA Compliance	76
5.13	Subsidiaries; Equity Interests	77
5.14	Margin Regulations; Investment Company Act	77
5.15	Disclosure	78
5.16	Compliance with Laws	78
5.17	Solvency	78
5.18	Labor Matters	78
5.19	Taxpayer Identification Number	78
5.20	Intellectual Property; Licenses, Etc	78
5.21	Collateral Documents	79
5.22	OFAC	79

ARTICLE VI. AFFIRMATIVE COVENANTS		79

6.01	Financial Statements	79
6.02	Certificates; Other Information	80
6.03	Notices	82
6.04	Payment of Obligations	82
6.05	Preservation of Existence, Etc	83
6.06	Maintenance of Properties	83
6.07	Maintenance of Insurance	83
6.08	[Reserved]	83
6.09	Compliance with Laws	83
6.10	Books and Records	84
6.11	Inspection Rights	84
6.12	Use of Proceeds	84
6.13	Compliance with FDA Regulations and Environmental Laws	84
6.14	Covenant to Guarantee Obligations and Give Security	85
6.15	Further Assurances	86

ARTICLE VII. NEGATIVE COVENANTS		86

7.01	Liens	87
7.02	Investments	89
7.03	Subsidiary Guarantees	90
7.04	Fundamental Changes	91

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7.05	Dispositions	91
7.06	Restricted Payments	92
7.07	Change in Nature of Business	93
7.08	Transactions with Affiliates	93
7.09	Burdensome Agreements	93
7.10	Use of Proceeds	93
7.11	Financial Covenants	93
7.12	Amendment or Modification of Organization Documents	93
7.13	Accounting Changes	94
7.14	Post-Closing Matters	94

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		94

8.01	Events of Default	94
8.02	Remedies Upon Event of Default	96
8.03	Application of Funds	97

ARTICLE IX. ADMINISTRATIVE AGENT		98

9.01	Appointment and Authority	98
9.02	Rights as a Lender	99
9.03	Exculpatory Provisions	99
9.04	Reliance by Administrative Agent	100
9.05	Delegation of Duties	100
9.06	Resignation of Administrative Agent	101
9.07	Non-Reliance on Administrative Agent and Other Lenders	102
9.08	No Other Duties, Etc	102
9.09	Administrative Agent May File Proofs of Claim	103
9.10	Collateral and Guaranty Matters	104

ARTICLE X. MISCELLANEOUS		105

10.01	Amendments, Etc	105
10.02	Notices; Effectiveness; Electronic Communication	107
10.03	No Waiver; Cumulative Remedies; Enforcement	109
10.04	Expenses; Indemnity; Damage Waiver	110
10.05	Payments Set Aside	112
10.06	Successors and Assigns	112
10.07	Treatment of Certain Information; Confidentiality	117
10.08	Right of Setoff	118
10.09	Interest Rate Limitation	118
10.10	Counterparts; Integration; Effectiveness	119
10.11	Survival of Representations and Warranties	119
10.12	Severability	119
10.13	Replacement of Lenders	119
10.14	Governing Law; Jurisdiction; Etc	120
10.15	Waiver of Jury Trial	121
10.16	No Advisory or Fiduciary Responsibility	122

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10.17	Electronic Execution of Assignments and Certain Other Documents	122
10.18	USA PATRIOT Act	122
10.19	Parallel Debt	123
10.20	Keepwell	124

SIGNATURES		S-1

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SCHEDULES

2.01	Commitments and Applicable Percentages
5.05	Supplement to Interim Financial Statements
5.06	Litigation
5.09	Regulatory Matters
5.13	Subsidiaries; Other Equity Investments
5.20	Intellectual Property Matters
7.01	Existing Liens
7.03	Existing Guarantees
7.14	Post-Closing Deliveries
8.01(h)	Exception to Judgment Event of Default
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of

A	Loan Notice
B	Swing Line Loan Notice
C-1	Revolving Credit Note
C-2	Term Loan Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Guaranty
G	Opinion of DLA Piper
H	Pledge Agreement
I-1	U.S. Tax Compliance Certificate
I-2	U.S. Tax Compliance Certificate
I-3	U.S. Tax Compliance Certificate
I-4	U.S. Tax Compliance Certificate
J	Secured Party Designation Notice
K	Funding Indemnity Letter
L	Report of Letter of Credit Information

 v

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of August 27, 2013, among VARIAN MEDICAL SYSTEMS, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrower has requested that the Lenders provide a revolving credit facility and a term loan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.DEFINITIONS AND ACCOUNTING TERMS

1.01Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Accelerated Share Repurchase” means purchases, redemptions, and other acquisitions by the Borrower of shares of its common stock consistent with past practice and approved by the Administrative Agent.

“Acquired Entity” means (a) any Person that becomes a Subsidiary of the Borrower as a result of an Acquisition or (b) any business entity or division of a Person, all or substantially all of the assets and business of which are acquired by the Borrower or a Subsidiary of the Borrower pursuant to an Acquisition.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person (other than a Person that is a Subsidiary), (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

“Adjusted Repurchases” means in respect of the Borrower for any period, total repurchases, redemptions and acquisitions by the Borrower of its Equity Interests (other than the Accelerated Share Repurchase) during such period (“gross repurchases”); provided that if as of the last day of such period Total Liquidity equals or exceeds 25% of gross repurchases, then “Adjusted Repurchases” for such period shall be equal to 75% of gross repurchases.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

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“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.  As of the Closing Date the Aggregate Commitments shall be $800,000,000.

“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all the Revolving Credit Lenders.  As of the Closing Date the Aggregate Revolving Credit Commitments shall be $300,000,000.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means (a) in respect of the Term Loan Facility, with respect to any Term Loan Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan Facility represented by (i) on or prior to the Closing Date, such Term Loan Lender’s Term Loan Commitment at such time and (ii) thereafter, the principal amount of such Term Loan Lender’s Term Loans outstanding at such time, and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Credit Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, in each case, subject to adjustment as provided in Section 2.16.  If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

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		Revolving Credit Loans			Term Loans
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate + Letters of Credit	Base Rate +	Eurodollar Rate +	Base Rate +
1	Less than 0.50 to 1.00	0.150%	1.250%	0.250%	1.000%	0.000%
2	Greater than or equal to 0.50 to 1.00 but less than 1.00 to 1.00	0.200%	1.375%	0.375%	1.125%	0.125%
3	Greater than or equal to 1.00 to 1.00	0.275%	1.500%	0.500%	1.250%	0.250%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Term Lenders (in the case of the Term Loan Facility) and the Required Revolving Lenders (in the case of the Revolving Credit Facility), Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.  The Applicable Rate in effect from the Closing Date through the date of delivery of the Compliance Certificate in respect of the fiscal quarter ending on or about September 30, 2013 shall be determined based upon Pricing Level 2.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

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“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as joint lead arranger and sole bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, with respect to any Person, on any date, (a) in respect of any capital lease of such Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended September 28, 2012, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means, in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Revolving Credit Facility, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

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“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Loan Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).  For purposes of this definition, the purchase price of equipment that is purchased promptly with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Revolving Credit Lenders, as collateral for L/C Obligations or obligations of the Revolving Credit Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank

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Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such securities.

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“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Pledge Agreement (including any Pledge Agreement Supplement and any Pledge Joinder Agreement), each collateral assignment, security agreement, pledge agreement or other similar agreement delivered to the Administrative Agent pursuant to Section 6.14 or 7.14, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Loan Commitment or a Revolving Credit Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and (v) cost of employee services received in share-based payment transactions (in accordance with FASB ASC 718) which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.

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“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date less (i) Capital Expenditures for such period less (ii) dividends in respect of Equity Interests of the Borrower and Adjusted Repurchases for such period, less (iii) cash taxes paid for such period, to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Interest Charges for such period, and (b) all scheduled principal payments in respect of Consolidated Funded Indebtedness for the four fiscal quarter period following the last day of such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct, non-contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (in each case limited to the extent drawn and not yet reimbursed), (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts and intercompany accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, interest expense determined in accordance with GAAP, consistently applied.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses and the related tax effects thereon) for that period as determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Obligations” means the Secured Obligations as they may exist from time to time, excluding the Parallel Debt.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Term Loan Facility or the Revolving Credit Facility, as applicable, plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate under the Revolving Credit Facility plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including, in the case of any Revolving Credit Lender, in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding

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obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state or other political subdivision (including the District of Columbia) of the United States.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition.  The amount of any Earn Out Obligations at the time of determination shall be the aggregate amount, if any, of such Earn Out Obligations that are required at such time under GAAP to be recognized as liabilities on the consolidated balance sheet of the Borrower.

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“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any hazardous materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to

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administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.20 or Section 28 of the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exempt Subsidiary” has the meaning specified in Section 6.14.

“Existing Credit Agreement” means that certain Credit Agreement dated as of April 27, 2012, as amended, supplemented or otherwise modified prior to the date hereof, among the Borrower, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

“Facility” means the Term Loan Facility or the Revolving Credit Facility, as the context may require.

“Facility Termination Date” means the date as of which all of the following shall have occurred:  (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

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“FDA” means the U.S. Food and Drug Administration, together with any comparable regulatory agency or other Governmental Authority existing under the laws of any non-U.S. jurisdiction.

“FDA Regulations” means any Laws relating to or administered by the FDA.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated July 19, 2013, among the Borrower, the Administrative Agent and the Arranger.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary that is a direct Subsidiary of the Borrower or of a Domestic Subsidiary.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.12(d).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” has the meaning specified in Section 5.12(d).

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means, as of any time of determination, a Domestic Subsidiary that at such time (i) holds Equity Interests of one or more Foreign Subsidiaries, (ii) conducts no business or financial operations, (iii) has no Indebtedness, (iv) holds no assets other than assets incidental to the ownership of such Equity Interests of such Foreign Subsidiaries, and (v) has no Liens (other than Liens pursuant to the Loan Documents) on any of its assets.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

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“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Credit Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Indemnity Letter” means a funding indemnity letter, substantially in the form of Exhibit K.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien other than the

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obligation to provide an equal and ratable Lien upon the events set forth in Section 5D of the Note Purchase Agreement for so long as such obligation is solely a contingent obligation thereunder).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor Assessment Date” means each of (i) any date on which the Borrower delivers or is obligated to deliver to the Administrative Agent financial statements under Section 6.01(a), (ii) any date on which the Borrower consummates any Acquisition, or acquires or creates any new or additional Subsidiary, (iii) any date on which the Borrower Disposes of any Subsidiary or all or substantially of the assets of any Subsidiary, and (iv) any date on which a Domestic Subsidiary previously deemed a Foreign Subsidiary Holding Company ceases to be a Foreign Subsidiary Holding Company.

“Guarantor” means (a) each Subsidiary that, following the Closing Date, shall be required to execute and deliver a guaranty or guaranty joinder or supplement pursuant to Section 6.14 and (b) with respect to (i) Secured Obligations owing by any Loan Party (other than the Borrower) under any Swap Contract or any Cash Management Agreement and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower.

“Guaranty” means the Guaranty Agreement made by the Guarantors in favor of the Administrative Agent and for the benefit of the Secured Parties, substantially in the form of Exhibit F, as supplemented from time to time by the execution and delivery of any Guaranty Joinder Agreements pursuant to Section 6.14.

“Guaranty Joinder Agreement” means each Guaranty Joinder Agreement, substantially in the form thereof attached to the Guaranty, executed and delivered by a Subsidiary to the Administrative Agent (for the benefit of the Secured Parties) pursuant to Section 6.14.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law because of their hazardous, dangerous or deleterious properties or characteristics.

“Hedge Bank” means any Person that, (a) at the time it enters into an interest rate Swap Contract permitted by this Agreement, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to an interest rate Swap Contract not prohibited by this Agreement, in each case, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the

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Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standards Board from time to time, consistently applied.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property (including Earn Out Obligations) or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 180 days after the date on which such trade account payable was created and earn out obligations to the extent such earn out obligations are not required to be shown as a liability on the balance sheet of such Person);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

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For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Appropriate Lenders; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

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“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any of its Subsidiaries.

“IP Rights” has the meaning specified in Section 5.20.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

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“L/C Issuer” means each of Bank of America and JPMorgan Chase Bank, N.A., each in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.  At any time there is more than one L/C Issuer, all singular references to the L/C Issuer shall mean any L/C Issuer, either L/C Issuer, each L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit or both L/C Issuers, as the context may require.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Arrangers” means, collectively, (x) the Arranger and (y) Sumitomo Mitsui Bank Corporation and Wells Fargo Securities, LLC, each in its capacity as joint lead arranger.

“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $50,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

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“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, the Fee Letter, the Guaranty, the Pledge Agreement and each other Collateral Document.

“Loan Notice” means a notice of (a) a Term Loan Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material IP Rights” has the meaning specified in Section 5.20.

“Material Subsidiary” means,

(a) any Domestic Subsidiary (other than a Foreign Subsidiary Holding Company) that, on any Guarantor Assessment Date (other than a Guarantor Assessment Date occurring as a result of an Acquisition, creation or divestiture), meets either of the following conditions: (i) such Subsidiary’s total assets, as of the last day of the four fiscal quarter period most recently ended, are equal to or greater than fifteen percent (15%) of the consolidated total assets of the Borrower and its Subsidiaries as of such date, determined in accordance with GAAP, or (ii) such Subsidiary’s total revenues (excluding intercompany revenues from the Borrower or its Subsidiaries) for the four fiscal quarter period most recently ended is equal to or greater than fifteen percent (15%) of the consolidated total revenues of the Borrower and its Subsidiaries for such four fiscal quarter period, determined in accordance with GAAP; in each case as reflected in the most recent annual or quarterly (as applicable) financial statements of the Borrower required to be delivered pursuant to Section 6.01; and

(b) any Domestic Subsidiary (other than a Foreign Subsidiary Holding Company) that, on any Guarantor Assessment Date occurring as a result of an Acquisition, creation or divestiture, meets either of the following conditions:  (i) such Subsidiary’s total assets are equal to or greater than fifteen percent (15%) of the pro forma consolidated total assets of the Borrower and its Subsidiaries as of such Guarantor Assessment Date (after giving effect to the applicable

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Acquisition, creation or divestiture), or (ii) such Subsidiary’s pro forma total revenues (excluding intercompany revenues from the Borrower or its Subsidiaries) for the four fiscal quarter period most recently ended would have been equal to or greater than fifteen percent (15%) of the pro forma consolidated total revenues of the Borrower and its Subsidiaries for such four fiscal quarter period (after giving effect to the applicable Acquisition, creation or divestiture, as though it had occurred on the first day of such four fiscal quarter period), in each case, determined in accordance with GAAP.

For the avoidance of doubt the Borrower’s Equity Interest in its Subsidiaries shall not be included in valuing the assets of the Borrower.

“Maturity Date” means August 27, 2018; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a Term Loan Note or a Revolving Credit Note, as the context may require.

“Note Purchase Agreement” means that Amended and Restated Note Purchase and Private Shelf Agreement dated as of April 2, 1999 between the Borrower and The Prudential Insurance Company of America.

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“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

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“Parallel Debt” has the meaning specified in Section 10.19(a).

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Disposition” has the meaning specified in Section 7.05.

“Permitted Investment” has the meaning specified in Section 7.02.

“Permitted Liens” has the meaning specified in Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means the Pledge Agreement dated as of the date hereof entered into among the Loan Parties and the Administrative Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit H attached hereto (including any Pledge Agreement Supplement or Pledge Agreement Joinder Agreement entered into pursuant to Section 6.14).

“Pledge Agreement Supplement” means a Pledge Agreement Supplement substantially in the form affixed as an Exhibit to the Pledge Agreement.

“Pledge Joinder Agreement” means a Pledge Joinder Agreement substantially in the form affixed as an Exhibit to the Pledge Agreement.

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“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Facility Lenders” means (a) for the Revolving Credit Facility, the Required Revolving Lenders and (b) for the Term Loan Facility, the Required Term Loan Lenders.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that any Defaulting Lender which is a Revolving Credit Lender has failed to fund that have not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, at any time, Revolving Credit Lenders having Total Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposures of all Revolving Credit Lenders.  The Total Revolving Credit Exposure of any Defaulting Lender which is a Revolving Credit Lender shall be disregarded in determining Required Revolving Credit Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

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“Required Term Loan Lenders” means, at any time, Term Loan Lenders having Term Loan Credit Exposures representing more than 50% of the Term Loan Credit Exposures of all Lenders.  The Term Loan Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Term Loan Lenders at any time.

“Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the revolving credit facility provided in this Agreement in the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, (a) so long as any Revolving Credit Commitment is in effect, any Lender that has a Revolving Credit Commitment at such time or (b) if the Revolving Credit Commitments have terminated or expired, any Lender that has a Revolving Credit Loan or a participation in L/C Obligations or Swing Line Loans at such time.

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“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-1.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Obligations” means all Obligations, all obligations of any Loan Party arising under Secured Cash Management Agreements and Secured Hedge Agreements and all costs and expenses incurred in connection with enforcement and collection of the foregoing by any Loan Party, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the “Secured Obligations” shall exclude any Excluded Swap Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Secured Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Secured Party Designation Notice” shall mean a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit J.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

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“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Significant Subsidiary” means, as of any date of determination, any Subsidiary having, as of the then-most recent fiscal quarter-end end date for which financial statements are available, total assets of not less than $10,000,000.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.20 or Section 28 of the Guaranty).

“Solvent” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or transaction, and is not about to engage in a business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, and (e) the aggregate fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the assets in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions) of the assets of such Person will exceed its debts and other liabilities (including contingent, subordinated, unmatured and unliquidated debts and liabilities). For purposes of this definition, “debt” means any liability on a claim, and “claim” means (i) a right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is an equitable remedy, is reduced judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

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“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Revolving Credit Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such

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Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means an advance made by any Term Loan Lender under the Term Loan Facility.

“Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Loan Lenders pursuant to Section 2.01(a).

“Term Loan Commitment” means, as to each Term Loan Lender on or prior to the Closing Date, its obligation to make Term Loans on the Closing Date to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule 2.01 under the caption “Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Loan Credit Exposure” means, as to any Term Loan Lender at any time, the aggregate principal amount at such time of its outstanding Term Loans.

“Term Loan Facility” means, at any time, the term loan facility provided in this Agreement in the aggregate principal amount of the Term Loans of all Term Loan Lenders outstanding at such time.

“Term Loan Increase” has the meaning specified in Section 2.14(b)(i).

“Term Loan Increase Effective Date” has the meaning specified in Section 2.14(b)(iv).

“Term Loan Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Loan Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.

“Term Loan Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing Term Loans made by such Term Loan Lender, substantially in the form of Exhibit C-2.

“Threshold Amount” means $25,000,000.

“Total Consideration” means, in respect of any Acquisition undertaken by the Borrower or its Subsidiaries, total consideration paid or agreed to be paid by the Borrower or its Subsidiaries in connection therewith, including consideration consisting of (i) cash and cash equivalents, (ii) Equity Interests of the Borrower, (iii) licenses granted or received in connection therewith in respect of IP Rights (excluding, however, any licenses of acquired IP Rights that are

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transferred back to the seller in such Acquisition), (iv) the assumption of Indebtedness or other obligations or liabilities of the Acquired Entity existing prior to such Acquisition, and (v) Earn Out Obligations.

“Total Credit Exposure” means, as to any Lender at any time, the Total Revolving Credit Exposure and Term Loan Credit Exposure of such Lender at such time.

“Total Liquidity” means, as of any date of determination for the Borrower and its Subsidiaries on a consolidated basis, the sum, without duplication, of (i) cash, (ii) cash-equivalents, and (iii) marketable securities.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the unused Revolving Credit Commitments and Revolving Credit Exposure of such Revolving Credit Lender at such time.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Voting Equity Interests” means, with respect to any Person, the Equity Interests entitled to vote for members of the board of directors or equivalent governing body of such Person.

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1.02Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03Accounting Terms.

(a)Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

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(b)Changes in GAAP.  If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.06Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.THE COMMITMENTS AND CREDIT EXTENSIONS

2.01Loans.

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(a)Term Loan Borrowing.  Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Term Loan Lender’s Term Loan Commitment.  The Term Loan Borrowing shall consist of Term Loans made simultaneously by the Term Loan Lenders in accordance with their respective Term Loan Commitments.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, that any Term Loan Borrowing made on the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three Business Days prior to the date of such Term Loan Borrowing.

(b)Revolving Credit Borrowings.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment.  Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b).  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, that any Revolving Credit Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three Business Days prior to the date of such Revolving Credit Borrowing.

2.02Borrowings, Conversions and Continuations of Loans.

(a)Each Term Loan Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 8:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 8:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.  Each telephonic notice by the Borrower

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pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Loan Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  In the case of a Term Loan Borrowing or Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

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(c)Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)After giving effect to all Term Loan Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten Interest Periods in effect in respect of the Term Loan Facility.  After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in effect in respect of the Revolving Credit Facility.

2.03Letters of Credit.

(a)The Letter of Credit Commitment.

(i)Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, (y) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)The L/C Issuer shall not issue any Letter of Credit, if:

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(A)Subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B)the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.

(iii)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;

(D)the Letter of Credit is to be denominated in a currency other than Dollars;

(E)any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

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(iv)The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of

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Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the

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L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)Drawings and Reimbursements; Funding of Participations.

(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided, that, the Borrower has received notice of such payment by 10:00 a.m. on such Honor Date, otherwise the Borrower shall make such payment not later than 11:00 a.m. on the following Business Day (together with interest thereon).  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice) (it being understood and agreed that no Default or Event of Default caused solely by the Borrower’s failure to reimburse the L/C Issuer for any Unreimbursed Amount in accordance with the first sentence of this Section 2.03(c)(i) shall exist to the extent such Unreimbursed Amount is refinanced by a borrowing of Revolving Credit Loans in the amount of such Unreimbursed Amount pursuant to this Section 2.03(c)(i)).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

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(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in

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respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)Repayment of Participations.

(i)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

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(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.

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The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)Applicability of ISP and UCP; Limitation of Liability.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.  Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 2.16, with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change

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in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l)Letters of Credit Reports.  For so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report in the form of Exhibit L hereto, appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.  The Administrative Agent shall deliver to the Lenders on a monthly basis a report of all outstanding Letters of Credit.

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2.04Swing Line Loans.

(a)The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 11:00 a.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 12:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the

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Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c)Refinancing of Swing Line Loans.

(i)The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 10:00 a.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the

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relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)Repayment of Participations.

(i)At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

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(f)Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05Prepayments.

(a)The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans or Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 8:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof on a pro rata basis.  Subject to Section 2.16, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.  Unless the Borrower otherwise instructs the Administrative Agent at the time prepayment is made, prepayment of Revolving Credit Loans pursuant to this Section 2.05(a) shall not reduce the Aggregate Revolving Credit Commitments.

(b)The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 (or, if less, the entire principal amount thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)If for any reason the Total Revolving Credit Outstandings at any time exceed the Aggregate Revolving Credit Commitments then in effect, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans

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the Total Revolving Credit Outstandings exceed the Aggregate Revolving Credit Commitments then in effect.

2.06Termination or Reduction of Revolving Credit Commitments.  The Borrower may, upon notice to the Administrative Agent, terminate, in whole or in part, the Aggregate Revolving Credit Commitments, or from time to time permanently reduce the Aggregate Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Credit Commitments.  Any reduction of the Aggregate Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Applicable Revolving Credit Percentage.  All fees accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments shall be paid on the effective date of such termination.

2.07Repayment of Loans.

(a)Term Loans.  The Borrower shall repay to the Term Loan Lenders the aggregate principal amount of all Term Loans in equal quarterly principal installments of (i) $12,500,000 plus (ii) in the case of each quarterly principal installment payment date occurring after a Term Loan Increase Effective Date, 2.5% of the original principal amount of each Term Loan Increase effective prior to such payment date (which principal amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05); provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.  Each such quarterly principal installment payment shall be due and payable by the Borrower on the last Business Day of each March, June, September and December.

(b)Revolving Credit Loans.  The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of Revolving Credit Loans outstanding on such date.

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(c)Swing Line Loans.  The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

2.08Interest.

(a)Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)(i)     If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after the expiration of any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above) and is continuing, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09Fees.  In addition to certain fees described in subsections (h) and (i) of Section 2.03:

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(a)Commitment Fee.  Subject to adjustment as provided in Section 2.16, the Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving Credit Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)Other Fees.  (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an

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actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII.  The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder for a period of one (1) year from the date of such termination.

2.11Evidence of Debt.

(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12Payments Generally; Administrative Agent’s Clawback.

(a)General.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 11:00 a.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent

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after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)(i)     Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 9:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by

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the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

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(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14Increase in Commitments.

(a)Revolving Credit Facility Increase.

(i)Request for Revolving Credit Increase.  Provided there exists no Default that is then continuing, upon notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders), the Borrower may from time to time, request an increase in the Aggregate Revolving Credit Commitments by an amount (for all such requests) not exceeding $200,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $50,000,000, and (ii) the Borrower may make a maximum of three such requests.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Revolving Credit Lenders).

(ii)Revolving Credit Lender Elections to Increase.  Each Revolving Credit Lender shall notify the Administrative Agent within such time period whether or not it agrees in its sole discretion to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Credit Percentage of such requested increase.  Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.

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(iii)Notification by Administrative Agent; Additional Revolving Credit Lenders.  The Administrative Agent shall notify the Borrower and each Revolving Credit Lender of the Revolving Credit Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(iv)Effective Date and Allocations.  If the Aggregate Revolving Credit Commitments are increased in accordance with this Section 2.15(a), the Administrative Agent and the Borrower shall determine the effective date (the “Revolving Credit Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Revolving Credit Lenders of the final allocation of such increase and the Revolving Credit Increase Effective Date.

(v)Conditions to Effectiveness of Revolving Credit Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Credit Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Revolving Credit Increase Effective Date, except that (x) if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation and warranty shall be required to be true and correct in all respects, (y) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (z) for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists.  The Borrower shall prepay any Revolving Credit Loans outstanding on the Revolving Credit Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section.

(vi)Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

(b)Term Loan Facility Increase.

(i)Request for Increase.  Provided there exists no Default that is then continuing, upon notice to the Administrative Agent (which shall promptly notify the Term Loan Lenders), the Borrower may from time to time, request (A) an increase in the Term Loans (each, a “Term Loan Increase”) or (B) one or more term loan tranches to be

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made available to the Borrower (each, an “Incremental Term Loan”); provided that (1) the aggregate principal amount for all such Term Loan Increases and Incremental Term Loans shall not (for all such requests) exceed $100,000,000, (2) any such request for a Term Loan Increase or Incremental Term Loan shall be in a minimum amount of $50,000,000, and (3) the Borrower may make a maximum of two such requests.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Term Loan Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Term Loan Lenders).  Each Term Loan Increase shall have the same terms as the outstanding Term Loans and be part of the existing Term Loan Facility hereunder.  Each Incremental Term Loan (v) shall rank pari passu or junior in right of payment, prepayment, voting and security with the Term Loans (unless agreed to be paid after the Term Loans by the Lenders providing such Incremental Term Loans) (and any Incremental Term Loans which are junior in right of payment and/or security shall have customary second lien, prepayment, subordination, standstill and other provisions reasonably acceptable to the Administrative Agent), (w) shall not mature earlier than the Maturity Date and shall have a weighted average life to maturity than the then remaining weighted average life to maturity of the Term Loan Facility, (x) shall have an Applicable Rate or pricing grid as determined by the Lenders providing such Incremental Term Loans and the Borrower; provided that if the Applicable Rate in respect of any Incremental Term Loan exceeds the Applicable Rate for the Term Loan Facility by more than 0.50% for each Type of Loan, then the Applicable Rate for the Term Loan Facility shall be increased so that the Applicable Rate in respect of the Term Loan Facility for each Type of Loan is equal to the Applicable Rate for the Incremental Term Loan for each Type of Loan minus 0.50%; provided, further, solely for the purposes of this Section 2.15(b), in determining the Applicable Rate(s) applicable to each Incremental Term Loan and the Applicable Rate(s) for the Term Loan Facility, (1) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under such Incremental Term Loan or the Term Loan Facility in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity), (2) the effects of any and all interest rate floors shall be included and (3) customary arrangement or commitment fees payable to a Lead Arranger (or its Affiliates) in connection with the Term Loan Facility or to one or more arrangers (or their Affiliates) of any Incremental Term Loan shall be excluded; (y) except as provided above, all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the Term Loan Facility, shall be reasonably satisfactory to the Administrative Agent, the applicable Lenders providing such Incremental Term Loan and the Borrower; and (z) each Incremental Term Loan shall constitute Obligations hereunder and, except as provided above with respect to any Incremental Term Loan that is junior in right of payment, prepayment, voting and/or security, shall be guaranteed and secured pursuant to the Guaranty and the Collateral Documents on a pari passu basis with the other Obligations hereunder

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(ii)Term Loan Lender Elections to Increase.  Each Term Loan Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Term Loans or provide the requested Incremental Term Loan, as the case may be, and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Term Loan Lender’s Applicable Percentage in respect of the Term Loan Facility) of such requested Term Loan Increase or Incremental Term Loan.  Any Term Loan Lender not responding within such time period shall be deemed to have declined to increase its Term Loans or provide any Incremental Term Loans.

(iii)Notification by Administrative Agent; Additional Term Loan Lenders.  The Administrative Agent shall notify the Borrower and each Term Loan Lender of the Term Loan Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested Term Loan Increase or Incremental Term Loan, and subject to the approval of the Administrative Agent, the Borrower may also invite additional Eligible Assignees to become Term Loan Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(iv)Effective Date and Allocations.  If the Term Loans are increased or an Incremental Term Loan made available to the Borrower in accordance with this Section 2.15(b), the Administrative Agent and the Borrower shall determine the effective date (the “Term Loan Increase Effective Date”) and the final allocation of such Term Loan Increase or Incremental Term Loan.  The Administrative Agent shall promptly notify the Borrower and the Term Loan Lenders of the final allocation of such Term Loan Increase or Incremental Term Loan and the Term Loan Increase Effective Date.

(v)Conditions to Effectiveness of Term Loan Increase or Incremental Term Loan.  As a condition precedent to such Term Loan Increase or Incremental Term Loan, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Term Loan Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Term Loan Increase or Incremental Term Loan, and (B) in the case of the Borrower, certifying that, before and after giving effect to such Term Loan Increase or Incremental Term Loan, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Term Loan Increase Effective Date, except that (x) if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation and warranty shall be required to be true and correct in all respects, (y) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (z) for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists.  The additional Term Loans or Incremental Term Loans shall be made by the Term Loan Lenders participating therein pursuant to the procedures set forth in Section 2.02.

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(vi)Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.15Cash Collateral.

(a)Certain Credit Support Events.  If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Credit Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Credit Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash

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Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16Defaulting Lenders.

(a)Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders,” “Required Revolving Credit Lenders,” “Required Term Lenders” and Section 10.01.

(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, if such Defaulting Lender is a Revolving Credit Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if such Defaulting Lender is a Revolving Credit Lender, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) if such Defaulting Lender is a Revolving Credit Lender, Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, in the case of a Defaulting Lender under any Facility, to the payment of any amounts owing to the other Lenders under such Facility (in the case of the Revolving Credit Facility, including the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach

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of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders under the applicable Facility on a pro rata basis (and ratable among all applicable Facilities computed in accordance with the Defaulting Lenders’ respective funding deficiencies) prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender under the applicable Facility until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender which is a Revolving Credit Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender which is a Revolving Credit Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

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(iv)Reallocation of Applicable Revolving Credit Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders which are Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)Defaulting Lender Cure.  If the Borrower, the Administrative Agent and, in the case that a Defaulting Lender is a Revolving Credit Lender, the Swing Line Lender and the L/C Issuer, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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ARTICLE III.TAXES, YIELD PROTECTION AND ILLEGALITY

3.01Taxes.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

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(c)Tax Indemnifications.  (i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.  The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

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(e)Status of Lenders; Tax Documentation.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(II)executed originals of IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in

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each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03Inability to Determine Rates.  If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof,  (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason  the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

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Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04Increased Costs; Reserves on Eurodollar Rate Loans.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

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(b)Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

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3.05Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual and direct loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

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(b)Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)executed counterparts of this Agreement, the Pledge Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)each of the Collateral Documents required by the Administrative Agent to be executed and delivered on the date hereof, duly executed by each Loan Party, together with:

(A)all certificates representing any Equity Interests required to be delivered thereby accompanied by undated transfer powers executed in blank, as applicable,

(B)proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under such Collateral Documents, covering the Collateral described therein, in each case as a first priority Lien (subject only to Permitted Liens),

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(C)completed requests for information, dated on or before the date of the initial Credit Extension, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements, and

(D)evidence of the completion of all other actions, recordings and filings of or with respect to the Collateral Documents that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby, in each case as a first priority Lien (subject only to Permitted Liens);

(iv)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(v)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi)a favorable opinion of DLA Piper, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(vii)a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii)a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) a calculation of the Consolidated Leverage Ratio as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date;

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(ix)a complete search of the records of each filing office where a financing statement (including under the Uniform Commercial Code), judgment Lien, tax Lien or other Lien naming a Loan Party or any other party must be filed to perfect the Administrative Agent’s security interest and Lien, for the benefit of the Secured Parties, in any of the Collateral, which searches shall be satisfactory to the Administrative Agent;

(x)evidence that the Existing Credit Agreement (and all commitments thereunder) has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released (and each Lender hereunder which was a “Lender” as defined in the Existing Credit Agreement (A) waives the requirement under Section 2.06 of the Existing Credit Agreement for five Business Days prior notice of the termination thereof and (B) acknowledges that the provisions in the Existing Credit Agreement regarding “Secured Cash Management Agreements” and “Secured Hedge Agreements” are now covered by the provisions regarding Secured Cash Management Agreements and Secured Hedge Agreements hereunder); and

(xi)such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b)Any fees required to be paid on or before the Closing Date shall have been paid.

(c)Unless waived by the Administrative Agent, the Borrower shall have paid all  reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

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(a)The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except that (w) if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation and warranty shall be required to be true and correct in all respects, (x) to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (y) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01Existence, Qualification and Power.  Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing (or the equivalent under local law or regulations) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created under the Loan Documents) under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties

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of such Person or any of its Subsidiaries (other than conflicts, breaches and contraventions that could not reasonably be expected to have a Material Adverse Effect) or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law.  Each Loan Party and each Subsidiary thereof is in compliance with all material Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect, (b) authorizations, approvals, actions, notices and filings contemplated by the Collateral Documents, (c) notices and filings which customarily are required in connection with the exercise of remedies in respect of the Collateral, and (d) those approvals, consents, exemptions, authorizations, actions, notices or filings the failure of which to obtain, take, give or make could not be reasonably expected to have a Material Adverse Effect.

5.04Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party that is a party thereto, enforceable against such Loan Party that is party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought by proceedings in equity or at law).

5.05Financial Statements; No Material Adverse Effect.

(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) to the extent required by GAAP, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)The unaudited consolidated balance sheets of the Borrower and its Subsidiaries dated June 28, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.  Schedule 5.05 sets forth all material indebtedness and other liabilities,

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direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07No Default.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08Ownership of Property; Liens.  Each of the Borrower and each Subsidiary has good record and marketable title in fee simple (or the equivalent under local law or regulations) to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09Regulatory Compliance.  The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of (i) existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law and (ii) existing FDA Regulations, on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims and FDA Regulations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10Insurance.  The properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.11Taxes.  The Borrower and its Subsidiaries have filed (or obtained appropriate extensions in respect of) all Federal, state and other material tax returns and reports required to be filed, and have paid (or obtained appropriate extensions in respect of) all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  To Borrower’s knowledge,

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there is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

5.12ERISA Compliance.

(a)To the best knowledge of the Borrower, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.  With respect to each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code, at least one of the following applies: (i) such Pension Plan received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto and has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, (ii) an application for such a letter is currently being processed by the Internal Revenue Service, or such Plan has time remaining in which to apply to the Internal Revenue Service for such a letter prior to the expiration of the requisite period under applicable Treasury regulations or Internal Revenue Service pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, or (iii) such Pension Plan has been established under or operates as a prototype or volume submitter plan with respect to which the Internal Revenue Service has issued an opinion letter to the plan sponsor on which the employer can rely.  To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or  lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)Except as could not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that

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could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(i)any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii)the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii)each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

5.13Subsidiaries; Equity Interests.  As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are owned by the Borrower or its Subsidiaries (as so indicated) free and clear of all Liens other than Permitted Liens.  The Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  Part (a) of such Schedule further specifies or identifies (i) all Significant Subsidiaries as of the Closing Date and (ii) all Material Subsidiaries as of the Closing Date.  All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable.

5.14Margin Regulations; Investment Company Act.

(a)The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

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(b)None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15Disclosure.  The Borrower has disclosed to the Administrative Agent and the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains to the Borrower’s knowledge any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood by us that the such projected financial information is not to be viewed as facts and that actual results during the period or periods covered may differ from projected results and that such differences may be material).

5.16Compliance with Laws.  Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17Solvency.  Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

5.18Labor Matters.  There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Domestic Subsidiaries or such other Subsidiaries located in the United States as of the Closing Date.

5.19Taxpayer Identification Number.  The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.

5.20Intellectual Property; Licenses, Etc.  Except as disclosed in Schedule 5.20, to the Borrower’s knowledge, the Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of the business of the Borrower and its Subsidiaries, taken as a whole, except as would not reasonably be expected to have Material Adverse Effect (collectively, the “Material IP Rights”).  Except as disclosed in Schedule 5.20, no claim or litigation regarding any of the Material IP Rights is pending or, to the Borrower’s knowledge, threatened, which, either

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individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  All material patents and patent applications owned by the Borrower as of the Closing Date, and all material patent licenses relating to third party patents as to which the Borrower is licensee, together with their respective expiry or termination dates, are set forth on Schedule 5.20.

5.21Collateral Documents.  The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject only to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein.  Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens

5.22OFAC.  No Loan Party, nor, to the knowledge of any Loan Party, any Related Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction.  No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Lead Arranger, the Administrative Agent, the L/C Issuer or the Swing Line Lender) of Sanctions.

ARTICLE VI.AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations), or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to:

6.01Financial Statements.  Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (or if earlier, 15 days after the date required to be filed with the SEC) (commencing with the fiscal year ended September 30, 2013), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

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(b)as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending December 31, 2013), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

6.02Certificates; Other Information.  Deliver to the Administrative Agent for further delivery to each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or e-mail and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

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(c)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)promptly, and in any event within ten Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

(e)promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request (it being understood and agreed that, notwithstanding anything to the contrary in this Agreement, none of the Borrower or any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter requested under this Section 6.02 that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law, or (z) is subject to a third-party confidentiality agreement.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) if requested by the Administrative Agent or any Lender (through the Administrative Agent), the Borrower shall notify the Administrative Agent or any such Lender (by facsimile or electronic mail) of the posting of any such documents (if the Administrative Agent has not posted such documents on the Borrower’s behalf) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  For the avoidance of doubt, it is acknowledged and agreed that, as of the Closing Date, none of the Lenders is a Public Lender.

Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03Notices.  Promptly after knowledge thereof by a Responsible Officer of the Borrower notify the Administrative Agent:

(a)of the occurrence of any Default;

(b)of any matter (other than general economic trends) that has resulted or could reasonably be expected to result in a Material Adverse Effect, as determined by the Borrower in good faith;

(c)of the occurrence of any ERISA Event which reasonably could be expected to result in liability in excess of $15,000,000;

(d)of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary, including any determination by the Borrower referred to in Section 2.10(b); and

(e)of any amendment, modification or waiver to or under the Note Purchase Agreement, or any notes from time to time issued and outstanding thereunder (other than in connection with the prepayment thereof).

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Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04Payment of Obligations.  Pay and discharge as the same shall become due and payable, (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted, (ii) adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, and (iii) failure to make such payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than inchoate Liens permitted under Section 7.01) unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted, (ii) adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, and (iii) failure to make such payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; and (c) all Indebtedness (other than Indebtedness the non-payment of which would not violate Section 8.01(e)), as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing (to the extent applicable under local law or regulation) under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises (including all Material IP Rights) necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) other than in connection with a Disposition permitted under Section 7.05, preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.  Notwithstanding the foregoing, this Section 6.05 shall not prohibit the Borrower or any Subsidiary from reorganizing in another state of the United States or changing its entity form so long as (x) in the case of any Loan Party, such Loan Party has provided at least thirty (30) days prior written notice to the Administrative Agent and such reorganization or change is not materially adverse to the Lenders or (y) in the case of any Subsidiary that is not a Loan Party, the Borrower provides written notice to the Administrative Agent within thirty (30) days after such reorganization or change shall have taken effect

6.06Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted and (b) use the standard of care typical in the industry in the operation and maintenance of its facilities and (c) make all necessary repairs thereto and renewals and replacements thereof that the Loan Parties in their reasonable business judgment deem necessary; in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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6.07Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.

6.08[Reserved].

6.09Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.10Books and Records.  (a)  With respect to the Borrower and its Domestic Subsidiaries, maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied, as in effect from time to time, shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) with respect to Foreign Subsidiaries, maintain such books of record and account in material conformity with all applicable rules generally applied in the relevant jurisdiction and, as the case may be, all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

6.11Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties (provided that with respect to any leased property, such inspection shall not violate the terms of the applicable lease), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (i) the Borrower shall not be obligated to reimburse the expenses associated with more than one visit and inspection per calendar year (subject to clause (ii) below), (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice and (iii) the Administrative Agent and the Lenders will (so long as no Event of Default exists) use commercially reasonable efforts to give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants.

6.12Use of Proceeds.  Use the proceeds of the Credit Extensions (i) for working capital, capital expenditures, (ii) to refinance all outstanding Indebtedness under the Existing Credit Agreement, (iii) to finance (x) certain permitted open market repurchases of the Borrower’s common stock and (y) Acquisitions permitted hereunder and (iv) for other general corporate purposes not in contravention of any Law or of any Loan Document

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6.13Compliance with FDA Regulations and Environmental Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with, all applicable FDA Regulations and Environmental Laws, except where the failure to so comply could not reasonably expect to result in a Material Adverse Effect, and obtain and comply in all material respects with, and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable FDA Regulations and Environmental Laws except where the failure to so comply, obtain and maintain could not reasonably be expected to result in a Material Adverse Effect.

6.14Covenant to Guarantee Obligations and Give Security.  (a)  On each Guarantor Assessment Date, the Borrower shall determine whether there exists any new or additional Material Subsidiaries, and if so, the Borrower shall promptly notify the Administrative Agent of such fact and promptly thereafter (and in any event, with respect to Domestic Subsidiaries (other than Foreign Subsidiary Holding Companies), within thirty (30) days, and, with respect to Foreign Subsidiary Holding Companies and Foreign Subsidiaries, within sixty (60) days, or, in each case, such other period as the Administrative Agent may approve in its sole discretion):

(i)unless such Subsidiary is unable to execute a Guaranty Joinder Agreement (or in the case of the first such Subsidiary to become a Loan Party, the Guaranty), a Pledge Agreement Joinder Agreement or a Pledge Agreement Supplement without contravening local law and without causing any non-de minimis adverse tax effect as to the Borrower (and the Borrower provides a certificate to such effect) (any Subsidiary subject to either such inability, an “Exempt Subsidiary”), cause such Subsidiary to deliver to the Administrative Agent the Guaranty or a Guaranty Joinder Agreement, as applicable, duly executed by such Subsidiary (but subject to the limitations on the amounts guarantied set forth in the form of Guaranty attached hereto);

(ii)deliver to the Administrative Agent documents of the types referred to in clauses (iv) and (v) of Section 4.01(a) and, if requested by the Administrative Agent, favorable customary opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this Section 6.14), all in form, content and scope reasonably satisfactory to the Administrative Agent;

(iii)to duly execute and deliver, and cause such Subsidiary and, as to any Domestic Subsidiary that is a direct or indirect parent of such Subsidiary, but is not an Exempt Subsidiary, (if it has not already done so) to duly execute and deliver to the Administrative Agent a Pledge Agreement Joinder Agreement and a Pledge Agreement Supplement, as applicable, and, if such Subsidiary is a Foreign Subsidiary, such other pledge agreements, pledge agreement supplements or other similar agreements as the Administrative Agent may reasonably request, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all (or in the case of an Exempt Subsidiary, 65%) of the Equity Interests in and of such Subsidiary or the First-Tier Foreign Subsidiary that is a direct or indirect parent of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Secured Obligations of such Subsidiary or such parent, as the case may be, under the

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Loan Documents (but subject to the limitations on the amounts secured set forth in the Pledge Agreement) and constituting Liens on all such Collateral;

(iv)within 30 days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the filing of Uniform Commercial Code financing statements and the giving of notices) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) a valid and subsisting Liens on the Equity Interests purported to be subject to the Pledge Agreement or such other similar or related agreements delivered pursuant to this Section 6.14, enforceable against all third parties in accordance with their terms;

Notwithstanding anything to the contrary herein, (a) no Foreign Subsidiary or Foreign Subsidiary Holding Company shall be required to become a Guarantor or Loan Party or grant Liens on any of its property (including pledge any Equity Interests and execution of a Pledge Agreement Supplement or Pledge Agreement Joinder), and (b) neither the Borrower nor any Subsidiary shall be required to pledge more than 65% of the Voting Equity Interests in any Foreign Subsidiary or Foreign Subsidiary Holding Company, if becoming a Guarantor or Loan Party, executing a execute a Guaranty Joinder Agreement, a Pledge Agreement Joinder Agreement or a Pledge Agreement Supplement, or the pledge of more than 65% of the Voting Equity Interests in any Foreign Subsidiary or Foreign Subsidiary Holding Company would violate applicable Law or result in any non-de minimus adverse tax consequence to the Borrower or any Subsidiary.

(b)If the Borrower shall determine on any Guarantor Assessment Date in respect of any Subsidiary that is, at such time, a Guarantor, that such Subsidiary is no longer a Material Subsidiary, the Borrower may deliver to the Administrative Agent a request for a release of such Subsidiary from the Guaranty, accompanied by a certificate to such effect and certifying as to the absence of any Default or Event of Default, whereupon the Administrative Agent shall execute such documents and instruments of release as shall be reasonably satisfactory to the parties, confirming the release of such Subsidiary from the Guaranty and releasing any related pledge of Equity Interests of such Subsidiary required hereunder.

6.15Further Assurances.  Promptly upon request, from time to time, by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, financing statements and continuation thereof, termination statements, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of this Agreement and any other Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights

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granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

ARTICLE VII.NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification Obligations), or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)Liens pursuant to any Loan Document;

(b)Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c)Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

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(f)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)Liens on assets securing purchase money Indebtedness and capital leases in respect of such assets;

(j)Interests of lessors under operating leases;

(k)Liens consisting of leases or subleases of tangible property granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, and licenses and sublicenses of IP Rights permitted under Section 7.05(f);

(l)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m)Liens on cash collateral securing reimbursement obligations to issuing banks under letters of credit otherwise permitted hereunder;

(n)Liens on assets acquired in any Investment not prohibited hereunder to the extent such Liens were in existence at the time of acquisition and not incurred in anticipation thereof;

(o)Liens upon such accounts and the financial assets therein in favor of other financial institutions arising in connection with Borrower’s or any Subsidiary’s deposit or securities accounts held at such institutions and not securing Indebtedness;

(p)Liens on earnest money deposits required under a letter of intent or purchase agreement in connection with Acquisitions and other transactions otherwise permitted hereunder;

(q)Liens on assets representing part of the proceeds of a sale or other disposition of property otherwise permitted hereunder, to secure post closing obligations to the buyer in connection with such sale or other disposition;

(r)Liens on cash representing proceeds from the issuance of Indebtedness solely for the purpose of making interest payments in connection with such Indebtedness;

(s)Liens on insurance proceeds securing the payment of financed insurance premiums;

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(t)(A) Liens that are contractual rights of setoff relating to purchase orders entered into with customers of such Person in the ordinary course of its business and (B) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries, provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted hereunder;

(u)Liens on any assets or Equity Interests of a Foreign Subsidiary of the Borrower securing Indebtedness of such Foreign Subsidiary permitted hereunder;

(v)any security interest or set-off arrangements entered into by any Foreign Subsidiary in the ordinary course of its banking arrangements which arise from the general banking conditions (algemene bankvoorwaarden) (including, for the avoidance of doubt, in relation to a Foreign Subsidiary which is incorporated under the laws of the Netherlands, any security created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up by the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond));

(w)Liens on cash collateral or other assets with an aggregate value not to exceed $200,000,000 securing obligations in respect of amounts paid or payable under performance, payment, stay, appeal or surety bonds, or similar instruments; and

(x)other Liens on assets securing Indebtedness not in excess of the Threshold Amount in the aggregate at any time outstanding.

7.02Investments.  Make any Investments, except the following (each a “Permitted Investment”):

(a)Investments held by the Borrower or such Subsidiary in the form of cash equivalents, or short-term marketable securities and other Investments permitted by the Borrower’s board-approved investment policy in effect from time to time;

(b)advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)(i) Investments of the Borrower in any Guarantor and Investments of any Guarantor in the Borrower or in another Guarantor; and (ii) Investments by Subsidiaries that are not Guarantors in other Subsidiaries or the Borrower;

(d)Investments consisting of extensions of credit in the nature of accounts receivable, prepaid royalties or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and Investments received in compromise or resolution of litigation, arbitration or other disputes;

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(e)Guarantees permitted by Section 7.03;

(f)Acquisitions by the Borrower or any of its wholly-owned Subsidiaries, provided that (i) the Total Consideration for any Acquisition does not exceed $[****]*, and (ii) after giving effect to such Acquisition, the Total Consideration for all Acquisitions together consummated by the Borrower or its Subsidiaries from and after the Closing Date does not exceed $[****]*;

(g)Investments acquired in exchange for any other Investments in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization;

(h)Investments consisting of deposits, prepayments and other credits to suppliers made in the ordinary course of business of the Borrower and its Subsidiaries consistent with reasonable past practices;

(i)guaranties in the ordinary course of business and consistent with past practice of obligations owed to or of landlords, suppliers, licensors and licensees of the Borrower and its Subsidiaries or otherwise permitted hereunder;

(j)to the extent constituting an Investment, the Borrower and its Subsidiaries may (i) endorse negotiable instruments held for collection in the ordinary course of business or (ii) make lease, utility and other similar deposits in the ordinary course of business; and

(k)so long as immediately before and after giving effect to any such Investment, no Event of Default has occurred and is continuing, other Investments by the Borrower or any Subsidiary consisting of or in the nature of a transfer or other disposition of Equity Interests of one or more Foreign Subsidiaries of the Borrower to one or more other Subsidiaries of the Borrower;

(l)Investments held by Persons whose Equity Interests or assets are acquired in an Acquisition permitted hereunder after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such Acquisition and were in existence on the date of such Acquisition;

(m)Investments arising out of the receipt by Borrower or its Subsidiaries of promissory notes and other non-cash consideration for Permitted Dispositions;

(n)(i) third-party trade receivables, (ii) intercompany trade receivables among Loan Parties, (iii) intercompany payables resulting from unreimbursed costs related to the allocation of shared employees and services, so long as such transactions in the ordinary course of such Person’s business, and (iv) intercompany receivables among any Loan Party and any of their Subsidiaries recorded as intercompany journal entries in connection with transfer pricing, cost-sharing and similar arrangements, so long as such transactions are cashless and in each case incurred in the ordinary course of such Person’s business; and

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(o)other Investments (including joint ventures and loan fundings and commitments), other than Acquisitions, provided that, the aggregate amount of all such Investments together during the term of this Agreement does not exceed $[****]*.

7.03Subsidiary Guarantees.  Create, incur, assume or suffer to exist any Guarantees issued by Subsidiaries, except:

(a)the Guaranty;

(b)Guarantees outstanding on the date hereof and listed on Schedule 7.03;

(c)Guarantees issued by a Subsidiary other than a Domestic Subsidiary or a First Tier Foreign Subsidiary with respect to Indebtedness or other obligations of any other Subsidiary;

(d)Guarantees of First Tier Foreign Subsidiaries in respect of ordinary course real estate lease, vendor and other ordinary course transactions not constituting financings and entered into by Subsidiaries of any such First Tier Foreign Subsidiary; and

(e)Indebtedness arising from any refinancings, refundings, renewals or extensions of item (b) and (c) above; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder.

7.04Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)any Subsidiary may merge or consolidate with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, a Guarantor shall be the continuing or surviving Person;

(b)the Borrower and Subsidiaries of Borrower may merge or consolidate with any Person as necessary to consummate Acquisitions permitted hereunder; provided that if Borrower is party to transaction, Borrower shall be the surviving Person;

(c)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor;

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(d)Dispositions of all or substantially all of the assets of any Subsidiary (other than a Guarantor) not otherwise permitted under this Section 7.04; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the combined book value of all property and assets Disposed of in reliance of this clause (d) while this Agreement is in effect shall not exceed $100,000,000 in the aggregate, and (iii) after giving effect to such Disposition, the Borrower is in compliance, on a projected pro forma basis, with Section 7.11 for the subsequent four fiscal quarters;

7.05Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except the following (each a “Permitted Disposition”):

(a)Dispositions of surplus, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)Dispositions of inventory in the ordinary course of business;

(c)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)Dispositions of property by any Subsidiary to any Loan Party or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

(e)Dispositions permitted by Section 7.04 and Dispositions consisting of Permitted Liens or Permitted Investments;

(f)(i) licenses and sublicenses of IP Rights in the ordinary course of business, (ii) licenses and cross-licenses of IP Rights in connection with settlements of intellectual property-related disputes with third parties; (iii) customary licenses and cross-licenses of IP Rights acquired in an Acquisition that are granted back to the seller, and (iv) the abandonment, permitted lapse, cancellation, termination and/or cessation of IP Rights that are, in the reasonable judgment of the Borrower, no longer economically practicable, commercially desirable to maintain or useful, in each case, in the conduct of business of the Borrower and its Subsidiaries taken as a whole;

(g)sales or discounting of delinquent accounts in the ordinary course of business;

(h)any Involuntary Disposition;

(i)the transfer of amounts by the Borrower to or from one of its investment or deposit accounts maintained any Lead Arranger, Bank of America or any Lender, as the case may be, to another of its investment or deposit accounts maintained with any Lead Arranger, Bank of America or any Lender, as the case may be; and

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(j)Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the combined book value of all property and assets Disposed of in reliance of this clause (h) while this Agreement is in effect shall not exceed $100,000,000 in the aggregate, and (iii) after giving effect to such Disposition, the Borrower is in compliance, on a projected pro forma basis, with Section 7.11 for the subsequent four fiscal quarters;

provided, however, that any Disposition pursuant to subsections (a), (b), (c), (g), (i) and (j) shall be for fair value.

7.06Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)each Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d)the Borrower may make Accelerated Share Repurchases; and

(e)the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire for cash Equity Interests issued by it, provided, that after giving effect to such declaration, payment, purchase, redemption or acquisition, the Borrower is in compliance, on a projected pro forma basis, with Section 7.11 for the subsequent four fiscal quarters.

7.07Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto.

7.08Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among the Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries.

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7.09Burdensome Agreements.  Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of any Domestic Subsidiary to pledge Voting Stock of any First Tier Foreign Subsidiary, or (b) that requires the grant of a Lien to secure an obligation of another Person if such Voting Stock should be so pledged.

7.10Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11Financial Covenants.

(a)Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Borrower to be greater than 1.50 to 1.00.

(b)Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of the Borrower to be less than 3.00 to 1.00.

7.12Amendment or Modification of Organization Documents.  Amend, modify or change in any manner any term or provision of any Loan Party’s Organization Documents in any manner materially adverse to the interests of any Secured Party.

7.13Accounting Changes.  Make any change in accounting policies or reporting practices, except as required by GAAP or as may be required by applicable Law or, in the case of any change to fiscal quarter or fiscal year end date methodology after the Closing Date, without prompt notice thereof to the Administrative Agent.

7.14Post-Closing Matters.  Fail to satisfy any of the requirements set forth on Schedule 7.14 within the applicable time period specified therein.

ARTICLE VIII.EVENTS OF DEFAULT AND REMEDIES

8.01Events of Default.  Any of the following shall constitute an Event of Default:

(a)Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

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(b)Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.12, 6.14 or Article VII, or any Guarantor fails to perform or observe any similar material term, covenant or agreement contained in the Guaranty; or

(c)Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 45 days after the earlier of the date on which (i) a Responsible Officer of any Loan Party becomes aware of such failure and (ii) notice thereof shall have been given to any Loan Party by the Administrative Agent or any Lender; or

(d)Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation, warranty, certification or statement of fact was incorrect or misleading in any respect when made or deemed made) when made or deemed made; or

(e)Cross-Default.  (i) Any Loan Party or any Significant Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Significant Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Significant Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Significant Subsidiary as a result thereof is greater than the Threshold Amount; provided, that, an Event of Default under this clause (e) shall not be deemed to have occurred if the applicable event or condition giving rise to such Event of Default has been waived or rescinded in writing by the holders of such Indebtedness within five (5) Business Days of the occurrence of such event or condition; or

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(f)Insolvency Proceedings, Etc.  Any Loan Party or any Significant Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days without being dismissed; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)Judgments.  Except as set forth on Schedule 8.01(h), there is entered against any Loan Party or any Significant Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or commercial surety as to which the insurer or surety does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 20 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement), ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

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(k)Lien Priority.  Any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by this Agreement, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents; or

(l)Change of Control.  There occurs any Change of Control with respect to the Borrower.

8.02Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:

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First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Borrowings and Secured Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.15; and

Last, the balance, if any, after all of the Secured Obligations (other than indemnities and other similar contingent obligations surviving the termination of this Agreement for which no claim has been made and which are unknown and not calculable at the time of termination) have been indefeasibly paid in full, to the Borrower or as otherwise required by Law; provided that Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.

Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the

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applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.ADMINISTRATIVE AGENT

9.01Appointment and Authority.  (a)  Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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9.03Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

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The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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9.06Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its

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sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America  with respect to such Letters of Credit.

(e)A resignation of the Administrative Agent as referred to in this Section 9.06(e) shall not affect the rights and obligations of the Administrative Agent under or in connection with the Parallel Debt and the Administrative Agent shall continue to hold such rights and obligations until the effective assignment thereof by the Administrative Agent to, and assumption thereof by, a successor.  The Administrative Agent will reasonably cooperate in the assumption of its rights and obligations under or in connection with the Parallel Debt by any such successor and will reasonably cooperate in transferring to such successor all rights under the Collateral Documents to the extent governed by the laws of the Netherlands.

9.07Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

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9.08No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Sole Bookrunner, the Joint Lead Arrangers, the Syndication Agents or the Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

The Loan Parties and the Secured Parties hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Section 363 of the Bankruptcy Code of the United States or any similar Laws in any other jurisdictions to which a Loan Party is subject, or credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion

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of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law.  In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Secured Parties whose Secured Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Secured Obligations credit bid in relation to the aggregate amount of Secured Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase).  Except as provided above and otherwise expressly provided for herein or in the other Collateral Documents, the Administrative Agent will not execute and deliver a release of any Lien on any Collateral.  Upon request by the Administrative Agent or the Borrower at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 9.09.

9.10Collateral and Guaranty Matters.  Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(x); and

(c)to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Material Subsidiary or a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its

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obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11Secured Cash Management Agreements and Secured Hedge Agreements.  Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender, the L/C Issuer or the Administrative Agent and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements, in the case of a Facility Termination Date.

ARTICLE X.MISCELLANEOUS

10.01Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (x) the Administrative Agent and the Borrower may, with the consent of the other, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, typographical error, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent, any Lender or any L/C Issuer, and (y) no such amendment, waiver or consent shall:

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(a)(i) waive any condition set forth in Section 4.01(a) without the written consent of each Lender; or (ii) waive any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility without the written consent of the Required Revolving Lenders;

(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.02 or of any Default is not considered an extension or increase in Commitments of any Lender);

(c)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment;

(d)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)change any provision of this Section or the definition of “Required Lenders”, “Required Revolving Lenders” or “Required Term Loan Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)except in connection with a Permitted Disposition, release all or substantially all of the Collateral in any transaction or series of transactions without the written consent of each Lender;

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(h)except in connection with a Permitted Disposition or a transaction permitted by Section 7.04, release a Guarantor from the Guaranty or all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(i)impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of the Required Facility Lenders under such Facility;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender or all Lenders or each affected Lender under a Facility may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender or all Lenders or each affected Lender under a Facility that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

10.02Notices; Effectiveness; Electronic Communication.

(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

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(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative

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Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.

(d)Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses.  The Borrower shall pay (i) all reasonable documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

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(b)Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related

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Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)Survival.  The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

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10.06Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it with respect to any Facility or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000 in the case of any assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

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(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Revolving Credit Commitment if such assignment is to a Person that is not a Revolving Credit Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)the consent of the L/C Issuer and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility (such consents not to be unreasonably withheld or delayed).

(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and

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assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this

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Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any

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other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(a)(iii) or 2.14(b)(iii) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such

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payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

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10.11Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13Replacement of Lenders.  If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06 or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

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(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)such assignment does not conflict with applicable Laws; and

(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW.  This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of NEW yORK, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORk.

(b)SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the l/c Issuer, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT,

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ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger, the other Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arranger, the other Lead Arrangers and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the

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Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger, each other Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger, any other Lead Arranger nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger, the other Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arranger, any other Lead Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger, any other Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.18USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

10.19Parallel Debt.  (a) For the purpose of ensuring the validity and enforceability of the rights of pledge governed by the laws of the Netherlands, the Borrower hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent an amount equal to the aggregate amount payable by it in respect of the Corresponding Obligations as they may exist from time to time.  The payment undertaking the Borrower to the Administrative Agent under this Section 10.19(a) is hereinafter to be referred to as the “Parallel Debt”.

(b)The Parallel Debt will be payable in the currency or currencies of the Corresponding Obligations and will become due and payable as and when and to the extent one or more of the Corresponding Obligations become due and payable.  An Event of Default in respect of any of the Corresponding Obligations shall constitute a default (verzuim) within the meaning of section 3:248 of the Netherlands Civil Code with respect to the Parallel Debt without any notice being required.

(c)Each of the parties to this Agreement hereby acknowledges that (i) the Parallel Debt constitutes an undertaking, obligation and liability to the Administrative Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations and (ii) the Parallel Debt represents the Administrative Agent’s own separate and independent claim to receive payment of the Parallel Debt from the Borrower, it being understood, in each case, that (A) the amount which may become payable by the Borrower as the Parallel Debt shall never exceed the total of the amounts which are payable under or in connection with the Corresponding Obligations, and (B) at no time shall the combined, aggregate outstanding amount of the Parallel Debt plus the Corresponding Obligations plus the Secured Obligations ever exceed, or, for any purpose whatsoever, be deemed to exceed, the an amount equal to aggregate outstanding amount of the Secured Obligations.

(d)To the extent the Administrative Agent receives any amount in payment of the Parallel Debt, the Administrative Agent shall distribute that amount among the Secured Parties that are creditors of the Corresponding Obligations in accordance with Section 8.03.  Each of the parties to this Agreement hereby agrees that upon receipt by the Administrative Agent of any amount in payment of the Parallel Debt (a “Received Amount”), the Corresponding Obligations owing to the Secured Parties shall be automatically and immediately reduced, pro rata in respect of each Secured Party individually, by amounts totaling an amount (a “Deductible Amount”) exactly equal to the Received Amount in the manner as if the Deductible Amount were actually received by the Secured Parties, or the Administrative Agent on behalf of the Secured Parties in accordance with the terms of this Agreement, as a payment of the Corresponding Obligations owed by the Borrower on the date of receipt by such Secured Party of the Received Amount.

(e)For the purpose of this Section 10.19 but subject to clause (d) above, the Administrative Agent acts in its own name and on behalf of itself and not as agent, representative or trustee of any other Secured Party.

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

10.20Keepwell.  Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10.20 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Facility Termination Date. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

[Remainder of Page Intentionally Left Blank]

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VARIAN MEDICAL SYSTEMS, INC.

By:	/s/ Franco N. Palmoba
Name:	Franco N. Palomba
Title:	Corporate Senior Vice President,
Finance and Treasurer

CREDIT AGREEMENT

Signature Page

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

bank of america, n.a., as Administrative Agent

By:	/s/ Dora A. Brown
Name:	Dora A. Brown
Title:	Vice President

CREDIT AGREEMENT

Signature Page

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

bank of america, n.a., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ John C. Plecque
Name:	John C. Plecque
Title:	Senior Vice President

CREDIT AGREEMENT

Signature Page

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matt Jurgens
Name:	Matt Jurgens
Title:	Vice President

CREDIT AGREEMENT

Signature Page

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

CREDIT AGREEMENT

Signature Page

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

JPMORGAN CHASE BANK, N.A. , as a Lender and L/C Issuer

By:	/s/ Dawn L. LeeLum
Name:	Dawn L. LeeLum
Title:	Executive Director

CREDIT AGREEMENT

Signature Page

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Kelly Chin
Name:	Kelly Chin
Title:	Authorized Signatory

CREDIT AGREEMENT

Signature Page

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Applicable Revolving Credit Percentage	Term Loan Commitment	Applicable Percentage of Term Loan Commitment
Bank of America, N.A.	$90,000,000.00	30.000000000%	$200,000,000.00	40.000000000%
Sumitomo Mitsui Banking Corporation	$70,000,000.00	23.333333333%	$125,000,000.00	25.000000000%
Wells Fargo Bank, National Association	$70,000,000.00	23.333333333%	$125,000,000.00	25.000000000%
JPMorgan Chase Bank, N.A.	$35,000,000.00	11.666666667%	$50,000,000.00	10.000000000%
Morgan Stanley Bank, N.A.	$35,000,000.00	11.666666667%	—	—
Total	$300,000,000.00	100.000000000%	$500,000,000.00	100.000000000%

Schedule 2.01

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SCHEDULE 5.05

SUPPLEMENT TO FINANCIAL STATEMENTS

Please see the Borrower’s Annual Report on Form 10-K for the fiscal year ended September 28, 2012 (“FY12 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended June 28, 2013 (“Q3 FY13 10-Q”).  Specifically, reference is made to Part I, Item 3 (Legal Proceedings) and Part II, Item 8 (Financial Statements and Supplementary Data) in the FY12 10-K and Part I, Item 1 (Unaudited Financial Statements) and Part II, Item 1 (Legal Proceedings) in the Q3 FY13 10-Q.

Please also see Schedule 5.06.

Schedule 5.05

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SCHEDULE 5.06

LITIGATION

University of Pittsburgh of the Commonwealth System of Higher Education d/b/a University of Pittsburgh v. Varian Medical Systems, Inc.; Civil Action No. 2:08-cv-1307; United States District Court Western District of Pennsylvania; Judge Arthur A. Schwab

The University of Pittsburgh has sued the Borrower for patent infringement relating to the Borrower’s Real-time Position Management™ (“RPM”) technology.  On or about December 21, 2011, the trial court presiding over the litigation entered a summary judgment order in the case finding that the Borrower’s RPM technology was covered by some of the claims of the subject patent.  Subsequently, in early 2012, in the proceedings at the trial court on the remaining issues in litigation, it was found (i) that the Borrower willfully infringed the subject patent, (ii) that the Borrower is liable for approximately $40 million in actual damages and (iii) that the subject patent was valid. The trial court has ordered the Borrower to pay a total of approximately $102 million, comprised of approximately $80 million in enhanced damages (a doubling of the damages amount), pre-judgment interest to the damage award of approximately $13 million and approximately $9 million in attorneys’ fees. The trial court also ordered the Borrower to pay ongoing royalties at the rates found by the jury for sales after the date of judgment, and post judgment interest pursuant to 28 U.S.C. Section 1961. The Borrower intends to appeal the findings against it.  If the Borrower’s appeal is not successful, ongoing royalties, assuming future U.S. sales and manufacturing of the infringing product remain approximately at the 2012 levels, could be up to $5 million per year through September 2016, the expiration of the University of Pittsburgh’s patent.

Schedule 5.06

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SCHEDULE 5.09

REGULATORY MATTERS

Borrower has concluded that such Environmental Laws and claims and FDA Regulations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as specifically disclosed in the FY12 10-K and the Q3 FY13 10-Q.  Specifically, reference is made to Part I, Item1 (Business – Government Regulation; Environmental Matters), Item 1A (Risk Factors), Item 3 (Legal Proceedings) and Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations – Contingencies), and Part II, Item 8 (Financial Statements and Supplementary Data, Note 10) in the FY12 10-K, as well as Part I, Item 1 (Unaudited Financial Statements, Note 9) and Item 2 (Management’s Discussion and Analysis of Financial Condition and Results of Operations – Contingencies) and Part II, Item 1 (Legal Proceedings) and Item 1A (Risk Factors) in the Q3 FY13 10-Q.

Schedule 5.09

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SCHEDULE 5.13

SUBSIDIARIES; OTHER EQUITY INVESTMENTS

Part (a)

Subsidiaries	Material Subsidiary?	Significant Subsidiary?	Exempt Subsidiary?
Centella Therapeutics, Inc.[5]	No	No	No
Mansfield Insurance Company[7]	No	No	No
Page Mill Corporation[7]	No	No	No
Varian BioSynergy, Inc.[7]	No	No	No
Varian FSC B.V.(inactive)[7]	No	No	Yes
Varian Medical Systems K.K.[7]	No	Yes	Yes
Varian Medical Systems (China) Co., Ltd.[10]	No	Yes	Yes
Varian Medical Systems (RUS) LLC[11]	No	No	Yes
Varian Medical Systems Australasia Pty Ltd.[7]	No	Yes	Yes
Varian Medical Systems Belgium N.V.[13]	No	Yes	Yes
Varian Medical Systems Brasil Limitada[14]	No	No	Yes
Varian Medical Systems Canada Holdings, Inc.[7]	No	No	No
Varian Medical Systems Canada, Inc.[4]	No	No	Yes
Varian Medical Systems Deutschland G.m.b.H.[2]	No	Yes	Yes
Varian Medical Systems Deutschland Holdings GmbH[11]	No	Yes	Yes
Varian Medical Systems Finland OY11	No	Yes	Yes
Varian Medical Systems France SARL[8]	No	Yes	Yes
Varian Medical Systems Gesellschaft m.b.H.[1]	No	No	Yes
Varian Medical Systems Haan G.m.b.H.[2]	No	Yes	Yes
Varian Medical Systems Hungary, Kft[7]	No	No	Yes
Varian Medical Systems Iberica S.L.[7]	No	Yes	Yes
Varian Medical Systems Imaging Laboratory GmbH[11]	No	Yes	Yes
Varian Medical Systems India Pvt. Ltd.[7]	No	No	No
Varian Medical Systems India Software Pvt. Ltd.[15]	No	No	Yes
Varian Medical Systems International (India) PVT. Ltd.[16]	No	Yes	Yes
Varian Medical Systems International A.G.[1]	No	Yes	Yes
Varian Medical Systems International Holdings, Inc.[7]	No	Yes	No
Varian Medical Systems Italia S.p.A.[8]	No	Yes	Yes
Varian Medical Systems Korea, Inc. [7]	No	No	No
Varian Medical Systems Latin America, Ltd.[7]	No	No	No
Varian Medical Systems Mauritius Ltd.1[1]	No	Yes	Yes
Varian Medical Systems Nederland B.V.[12]	No	Yes	Yes
Varian Medical Systems Nederland Finance B.V.	No	No	Yes
Varian Medical Systems Nederland Holdings B.V.[7]	No	Yes	Yes
Varian Medical Systems Pacific, Inc.[7]	No	No	No
Varian Medical Systems Particle Therapy GmbH[2]	No	Yes	Yes
Varian Medical Systems Scandinavia AS8	No	Yes	Yes
Varian Medical Systems Trading (Beijing) Co., Ltd[10]	No	Yes	Yes
Varian Medical Systems UK Holdings Limited[8]	No	Yes	Yes

Schedule 5.13

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Subsidiaries	Material Subsidiary?	Significant Subsidiary?	Exempt Subsidiary?
Varian Medical Systems UK Ltd.[3]	No	Yes	Yes
Varian Philippines, Ltd. (inactive)[7]	No	No	No
VivaRay, Inc.[7]	No	No	No

Footnotes:

1	Owned by Varian Medical Systems Nederland B.V.
2	Owned by Varian Medical Systems Deutschland Holdings GmbH
3	Owned by Varian Medical Systems UK Holdings Limited
4	Owned by Varian Medical Systems Canada Holdings, Inc.
5	Owned by Varian Biosynergy, Inc.
6	Owned by Varian Medical Systems India Pvt. Ltd.
7	Owned by Varian Medical Systems, Inc.
8	Owned by Varian Medical Systems International Holdings, Inc.

9	Owned by Varian Medical Systems Latin America, Ltd
10	Owned by Varian Medical Systems Mauritius, Ltd
11	Owned by Varian Medical Systems International AG
12	Owned by Varian Medical Systems Nederland Holdings B.V.
13	Majority owned by Varian Medical Systems, Inc. and minority owned by Varian BioSynergy, Inc.
14	Majority owned by Varian Medical Systems International Holdings, Inc. and minority owned by Varian Medical Systems Latin America Ltd.
15	Minority owned by Varian Medical Systems, Inc. and majority owned by Varian Medical Systems India Pvt Ltd.
16	Majority owned by Varian Medical Systems, Inc. and minority owned by Varian Medical Systems India Pvt Ltd.

Schedule 5.13

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Part (b)

Other Equity Investments		Equity Ownership Amounts

dpiX		see below
(description is set forth in Footnote 6 to Notes to Consolidated Financial Statements in Borrower’s Q3 FY13 10-Q and duplicated below)

Cryoelectra Gesellschaft fur Kryoelektrische Produkte mbH		USD23,140
(contract manufacturing operation acquired as a part of the ACCEL Instruments GmbH acquisition)
Brainlab AG		USD7,784,362
(direct investment in business partner)

Augmenix, Inc.		USD13,596,971
(direct investment)

* Description of dpiX investment, as set forth in Footnote 6 to Notes to Consolidated Financial Statements in Borrower’s Q3 FY13 10-Q:

The Borrower has a 40% ownership interest in dpiX Holding LLC (“dpiX Holding”), a two-member consortium which has a 100% ownership interest in dpiX LLC (“dpiX”), a supplier of amorphous silicon based thin-film transistor arrays (“flat panels”) for the Borrower’s (consisting collectively of the Borrower and its subsidiaries) X-ray Products’ digital image detectors and for its Oncology Systems’ On-Board Imager® (“OBI”) and PortalVisionTM imaging products.  In accordance with the dpiX Holding agreement, net losses were to be allocated to the members, in succession, until their capital accounts equaled zero, then to the members in accordance with their ownership interests.  The dpiX Holding agreement also provided that net profits were initially to be allocated to the members, in succession, until their capital accounts equaled the net losses previously allocated, then to the members in accordance with their ownership interests.

The equity investment in dpiX Holding is accounted for under the equity method of accounting.  When the Borrower recognizes its share of net profits or losses of dpiX Holding, profits or losses in inventory purchased from dpiX are eliminated until realized by the Borrower.  The Borrower recorded income on the equity investment in dpiX Holding of $3.0 million in the three months ended June 28, 2013 and income of $1.7 million in the three months ended June 29, 2012.  The Borrower recorded income on the equity investment in dpiX Holding of $2.5 million in the nine months ended June 28, 2013 and income of $1.2 million in the nine months ended June 29, 2012.  Income and loss on the equity investment in dpiX Holding are included in “Selling, general and administrative” expenses in the Condensed Consolidated Statements of Earnings.  The carrying value of the equity investment in dpiX Holding, which was included in “Other assets” in the Condensed Consolidated Balance Sheets, was $49.7 million at June 28, 2013 and $45.5 million at September 28, 2012.

The Borrower entered into a loan agreement with dpiX in February 2009, which was amended in December 2011.  Under this loan agreement, the Borrower loaned $8.8 million to dpiX.  The loan bore interest at prime plus 1% per annum. The principal amount, together with accrued interest, was repaid in two installments through July 2012.

Schedule 5.13

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

During the three months ended June 28, 2013 and June 29, 2012, the Company purchased glass transistor arrays from dpiX totaling approximately $6.5 million and $2.9 million, respectively.  Glass transistor arrays purchased from dpiX totaled approximately $22.6 million for the nine months ended June 28, 2013 and $10.9 million for the nine months ended June 29, 2012.  These purchases of glass transistor arrays are included as a component of “Inventory” in the Condensed Consolidated Balance Sheets and “Cost of revenues—product” in the Condensed Consolidated Statements of Earnings for these periods.

Schedule 5.13

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SCHEDULE 5.20

INTELLECTUAL PROPERTY MATTERS

See Schedule 5.06.

Schedule 5.20

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SCHEDULE 7.01

EXISTING LIENS

Debtor	Secured Party	Jurisdiction	Collateral Description
Varian Medical Systems, Inc.	Air Liquide Industrial U.S. LP	Delaware Secretary of State	Specified equipment.
Varian Medical Systems, Inc.	Air Liquide Industrial U.S. LP	Delaware Secretary of State	Specified equipment.
Varian Medical Systems, Inc.	GFC Medical Systems, Inc.	Delaware Secretary of State	Specified copy equipment.
Varian Medical Systems, Inc.	GreatAmerica Leasing Corporation	Delaware Secretary of State	Leased copy equipment
Varian Medical Systems, Inc.	Air Liquide Industrial U.S. LP	Delaware Secretary of State	Specified equipment.
Varian Medical Systems, Inc.	Makino Inc.	Delaware Secretary of State	Specified equipment.
Varian Medical Systems, Inc.	Citibank Europe Plc	Delaware Secretary of State	Accounts receivable owing to Debtor by Koninklijke Philips Electronics N.V. and its subsidiaries or affiliates under an Accounts Receivable Purchase Agreement between the Debtor and the Secured Party

·

A first priority right of pledge (pandrecht eerste in rang) in favor of Bank of America, N.A. over 117 ordinary registered shares in the capital of Varian Medical Systems Nederland Holdings B.V. created pursuant to a notarial deed of pledge over registered shares dated July 26, 2012, which pledge is being released in connection with the payoff of the obligations of the Borrower under the Existing Credit Agreement.

Schedule 7.01

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SCHEDULE 7.03

EXISTING GUARANTEES

None.

Schedule 7.03

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SCHEDULE 7.14

POST-CLOSING DELIVERIES

The Borrower shall deliver, or cause to be delivered, to the Administrative Agent each of the following documents, each in form and substance satisfactory to the Administrative Agent, as soon as possible but in any event within ten (10) Business Days after the Closing Date (or such longer period as the Administrative Agent may otherwise agree in its sole discretion):

1. A share pledge agreement and other such documents necessary to create a valid first priority right of pledge (pandrecht eerste in rang) over the outstanding Equity Interests in Varian Medical Systems Nederland Holdings B.V., as required by the Credit Agreement.

2.  Evidence of perfection in connection with such Netherlands pledge agreement referenced in item 1 above.

3. An opinion of the Borrower’s Netherlands counsel relating to items 1 and 2 above, in form and substance reasonably satisfactory to the Administrative Agent.

Schedule 7.14

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SCHEDULE 8.01(h)

EXCEPTION TO JUDGMENT EVENT OF DEFAULT

Notwithstanding anything to the contrary in Section 8.01(h) of the Credit Agreement, in the event that a final judgment is entered against the Borrower in connection with the litigation matter disclosed on Schedule 5.06, an Event of Default shall occur under the Credit Agreement only if each of the following occur, regardless of whether enforcement proceedings are commenced by a creditor upon such judgment or order:

a.

such judgment is a final (i.e., not interlocutory) order of the United States District Court for the Western District of Pennsylvania and requires the payment of money by the Borrower in an aggregate amount in excess of Eighty Million Dollars ($80,000,000), exclusive of any award for attorneys’ fees, interest or costs, and exclusive of any post judgment interest or ongoing royalties incurred after the date of judgment; and

b.

either (i) there is a period of sixty (60) consecutive days after entry thereof during which such judgment is not vacated, satisfied, discharged or execution thereof stayed, bonded pending appeal or settled or compromised on terms more favorable to the Borrower than the terms of the judgment, or (ii) there is a period of sixty (60) consecutive days after the expiration of any such stay or termination of such bond, or the issuance of a mandate following an appeal of such judgment, during which the judgment is not vacated, satisfied or discharged, or settled or compromised on terms more favorable to the Borrower than the terms of the judgment.

Schedule 8.01(h)

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SCHEDULE 10.02

NOTICE ADDRESSES AND LENDING OFFICE

BORROWER:

Varian Medical Systems, Inc.:

3100 Hansen Way

Palo Alto, California 94304

Attention: Franco Palomba, Treasurer

Telephone: (650) 424-5955

Facsimile: (650) 842-5080

Electronic Mail: franco.palomba@varian.com

Website Address: www.varian.com

Taxpayer ID:  94-2359345

ADMINISTRATIVE AGENT:

Administrative Agent’s Office  (for payments and Requests for Credit Extensions):

Bank of America, N.A.

Mail Code:  NC1-01-04-39

101 N. Tryon Street

Charlotte, North Carolina 28255

Attn:  David Sanctis

Telephone: (980) 387-2466

Facsimile: (704) 409-0026

Electronic Mail: david.sanctis@baml.com

Wire instructions:

Bank of America, New York NY

ABA No. 026009593

Account Name:  Credit Services

Account No. 1366212250600

Reference:  Varian Medical Systems, Inc.

Other Notices as Administrative Agent:

Bank of America, N.A.  Agency Management 5727 196th SW

Mail Code:  WA4-127-01-01 Lynwood, Washington 98036

Attention:   Dora A. Brown

Telephone:  (206) 358-0101

Facsimile:  (415) 343-0556

Electronic Mail:  dora.a.brown@baml.com

Schedule 10.02

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

L/C ISSUER:

Bank of America, N.A.

Trade Operations

1000 W. Temple Street

Mail Code:  CA9-705-07-05

Los Angeles, California 90012

Attention: Sandra Leon

Telephone:(213) 417-9524

Facsimile:(888) 277-5577

Electronic Mail:  sandra.leon@baml.com

SWING LINE LENDER:

Bank of America, N.A.

Mail Code:  NC1-01-04-39

101 N. Tryon Street

Charlotte, North Carolina 28255

Attn:  David Sanctis

Telephone: (980) 387-2466

Facsimile: (704) 409-0026

Electronic Mail: david.sanctis@baml.com

Wire instructions:

Bank of America, New York NY

ABA No. 026009593

Account Name:  Credit Services

Account No. 1366212250600

Reference:  Varian Medical Systems, Inc.

Schedule 10.02

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT A

FORM OF LOAN NOTICE

Date:  ___________, _____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 27, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned hereby requests (select one):

☐	A Revolving Credit Borrowing	☐	A conversion or continuation of Revolving Credit Loans
☐	A Term Loan Borrowing	☐	A conversion or continuation of Term Loans

1. On  ______________________ (a Business Day).

2. In the principal amount of $            .

3. Comprised of ______________________.

[Type of Loan requested]

4. For Eurodollar Rate Loans:  with an Interest Period of  ___________ months.

[The Revolving Credit Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01(b) of the Credit Agreement.]1

VARIAN MEDICAL SYSTEMS, INC.
By:
Name:
Title:
(a Responsible Officer)

1 Include this sentence in the case of a Revolving Credit Borrowing.

A- 1

Form of Loan Notice

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:  ___________, _____

To: Bank of America, N.A., as Swing Line Lender  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 27, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned hereby requests a Swing Line Borrowing:

1. On ________________________________ (a Business Day).

2. In the principal amount of $            .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Credit Agreement.

VARIAN MEDICAL SYSTEMS, INC.
By:
Name:
Title:
(a Responsible Officer)

B- 1

Form of Swing Line Loan Notice

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT C-1

FORM OF REVOLVING CREDIT NOTE

__________, 20__

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of August 27, 2013 (as amended, restated, extended, supplemented, increased or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  Except as otherwise provided in Section 2.04(f) of the Credit Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK.

C-1- 1

Form of Revolving Credit Note

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

VARIAN MEDICAL SYSTEMS, INC.
By:
Name:
Title:

C-1- 2

Form of Revolving Credit Note

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________

C-1- 3

Form of Revolving Credit Note

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT C-2

FORM OF TERM LOAN NOTE

__________, 20__

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of August 27, 2013 (as amended, restated, extended, supplemented, increased or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term Loan Note is one of the Term Loan Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Term Loan Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Loan Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Loan Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Loan Note.

THIS TERM LOAN NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK.

C-2- 1

Form of Term Loan Note

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

VARIAN MEDICAL SYSTEMS, INC.
By:
Name:
Title:

C-2- 2

Form of Term Loan Note

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________
_________	_________	_________	_________	_________	_________	_________

C-2- 3

Form of Term Loan Note

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: _________,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 27, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ______________________________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

Form of Compliance Certificate

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrower contained in Article V of the Credit Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except that (i) if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation and warranty is true and correct in all respects, (ii) to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties are true and correct as of such earlier date, and (iii) for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of __________, _________.

VARIAN MEDICAL SYSTEMS, INC.
By:
Name:
Title:
[Chief Executive Officer, Chief Financial Officer, Treasurer or Controller]

Form of Compliance Certificate

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11 (a) – Consolidated Leverage Ratio.

A.	Consolidated Funded Indebtedness at Statement Date:		$ __________
B.	Consolidated EBITDA for four consecutive quarters ending on above date (“Subject Period”):
	1.	Consolidated Net Income for Subject Period:	$ __________
	2.	Consolidated Interest Charges for Subject Period:	$ __________
	3.	Net income taxes for Subject Period:	$ __________
	4.	Depreciation expenses for Subject Period:	$ __________
	5.	Amortization expenses for Subject Period:	$ __________
	6.	Non-recurring, non-cash reductions of Consolidated Net Income for Subject Period:	$ __________
	7.	Non-cash cost of employee services received in share-based payment transactions (in accordance with FASB ASC 718) for Subject Period:	$ __________
	8.	Income tax credits for Subject Period:	$ __________
	9.	Non-cash additions to Consolidated Net Income for Subject Period:	$ __________
	10.	Consolidated EBITDA (Lines I.B.1 + 2 + 3 + 4 + 5 + 6 + 7 – 8 – 9):	$ __________
C.	Consolidated Leverage Ratio (Line I.A ÷ Line I.B.10):		__________to 1
	Maximum permitted:		1.50 to 1.00

II.	Section 7.11 (b) – Consolidated Fixed Charge Coverage Ratio.

A.	Consolidated EBITDA for Subject Period (Line I.B.10 above):	$ __________
B.	Capital Expenditures for Subject Period:	$__________
C.	Dividends and Adjusted Repurchases for Subject Period:	$ __________
D.	Cash taxes paid during Subject Period:	$__________
E.	Consolidated Fixed Charges for Subject Period:	$__________

Form of Compliance Certificate

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

	1.	Consolidated Interest Charges for Subject Period:	$__________
	2.	Scheduled principal payments on Consolidated Funded Indebtedness for four consecutive quarters following the Statement Date:	$__________
	3.	Consolidated Fixed Charges for Subject Period (Lines II.E.1 + 2):	$__________
F.	Consolidated Fixed Charge Coverage Ratio ((Line II.A – Line II.B – Line II.C – Line II.D) ÷ Line II.E.3):		__________to 1
	Minimum required:		3.00 to 1.00

Form of Compliance Certificate

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Credit Agreement)

Consolidated EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
Consolidated Net Income
+ Consolidated Interest Charges
+ income taxes
+ depreciation expense
+ amortization expense
+ non-recurring non-cash expenses
+ non-cash costs of employee services received in share-based payment transactions (in accordance with FASB ASC 718)
- income tax credits
- non-cash income
= Consolidated EBITDA

Form of Compliance Certificate

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT E-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities6) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

2 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

3 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

4 Select as appropriate.

5 Include bracketed language if there are either multiple Assignors or multiple Assignees.

6 Include all applicable subfacilities.

E-1- 1

Form of Assignment and Assumption

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]
2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
3.	Borrower:	Varian Medical Systems, Inc. (the “Borrower”)

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement, dated as of August 27, 2013, among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

6.	Assigned Interest(s):

Assignor[s][7]	Assignee[s][8]	Facility Assigned[9]	Aggregate Amount of Commitment/Loans for all Lenders[10]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[1][1]	CUSIP Number

			$________________	$_________	____________%
			$________________	$_________	____________%
			$________________	$_________	____________%

[7.	Trade Date:	][1][2]

7 List each Assignor, as appropriate.

8 List each Assignee and, if available, its market entity identifier, as appropriate.

9 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).

10 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

11 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

12 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

E-1- 2

Form of Assignment and Assumption

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

E-1- 3

Form of Assignment and Assumption

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][1][3] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:][1][4]

By:
Title:

13 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

14 To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

E-1- 4

Form of Assignment and Assumption

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1.Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

E-1- 5

Form of Assignment and Assumption

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

E-1- 6

Form of Assignment and Assumption

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT E-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

See attached.

E-2-1
Form of Administrative Questionnaire

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

[Bank of America Merrill Lynch logo]

ADMINISTRATIVE DETAILS REPLY FORM – US DOLLAR ONLY

CONFIDENTIAL

1.Borrower or Deal Name:         Varian Medical Systems, Inc.

E-mail this document with your commitment letter to:[****]*

E-mail address of recipient: [****]*

2.Legal Name of Lender of Record for Signature Page:

Markit Entity Identifier (MEI) #

Fund Manager Name (if applicable)

Legal Address from Tax Document of Lender of Record:

Country

Address

City  State/Province    Country

3.Domestic Funding Address:4.Eurodollar Funding Address:

Street Address Street Address

Suite/Mail Code Suite/Mail Code

City State City State

Postal Code Country Postal Code Country

5.Credit Contact Information

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities) will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:

First Name

Middle Name

Last Name

Title

Street Address

Suite/Mail Code

City

State

Postal Code

Country

Office Telephone #

Office Facsimile #

Work E-Mail Address

IntraLinks/SyndTrak

E-Mail Address

Primary Credit Contact:

First Name

Middle Name

Last Name

Title

Street Address

Suite/Mail Code

City

State

Postal Code

Country

Office Telephone #

Office Facsimile #

Work E-Mail Address

IntraLinks/SyndTrak

E-Mail Address

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

 1

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

[Bank of America Merrill Lynch logo]

ADMINISTRATIVE DETAILS REPLY FORM – US DOLLAR ONLY

CONFIDENTIAL

Primary Operations Contact: FirstMILast Title Street Address Suite/Mail Code CityState Postal CodeCountry TelephoneFacsimile E-Mail Address IntraLinks/SyndTrak E-Mail Address	Primary Operations Contact: FirstMILast Title Street Address Suite/Mail Code CityState Postal CodeCountry TelephoneFacsimile E-Mail Address IntraLinks/SyndTrak E-Mail Address

Does Secondary Operations Contact need copy of notices? ____ YES   ____ NO

Letter of Credit Contact: FirstMILast Title Street Address Suite/Mail Code CityState Postal CodeCountry TelephoneFacsimile E-Mail Address	Draft Documentation Contact or Legal Contract: FirstMILast Title Street Address Suite/Mail Code CityState Postal CodeCountry TelephoneFacsimile E-Mail Address

6.Lender’s Fed Wire Payment Instructions:

Pay to:

Bank Name

ABA #

City  State

Account #

Account Name

Attention

7.Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

Bank Name

ABA #

City  State

Account #

Account Name

Attention

Can the Lender’s Fed Wire Payment Instructions in Section 6 be used?  ____  YES  ____ NO

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[Bank of America Merrill Lynch logo]

ADMINISTRATIVE DETAILS REPLY FORM – US DOLLAR ONLY

CONFIDENTIAL

8.Lender’s Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN): ___ ___—___ ___ ___ ___ ___ ___

Tax Withholding Form Delivered to Bank of America (check applicable one):

____ W-9____ W-8BEN____ W-8ECI____ W-8EXP____ W-8IMY

Tax Contact:

FirstMILast

Title

Street Address

Suite/Mail Code

CityState

Postal CodeCountry

TelephoneFacsimile

E-Mail Address

NON–U.S. LENDER INSTITUTIONS

1.	Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

2.	Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

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[Bank of America Merrill Lynch logo]

ADMINISTRATIVE DETAILS REPLY FORM – US DOLLAR ONLY

CONFIDENTIAL

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

[link to Tax Form Tool Kit (2006) (2)]

9.Bank of America’s Payment Instructions:

Pay to:

Bank of America, N.A.

ABA # 026009593

New York, NY

Account # [****]*

Attn: Corporate Credit Services

Ref: Varian Medical Systems, Inc.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT F

FORM OF GUARANTY

See attached.

F- 1

Form of Guaranty

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT dated as of [_________ __, 20__] (this “Guaranty Agreement”), is being entered into among EACH OF THE UNDERSIGNED AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A GUARANTY JOINDER AGREEMENT (each a “Guarantor” and collectively the “Guarantors”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS:

A.Pursuant to a Credit Agreement dated as of August 27, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), the Administrative Agent, Bank of America, N.A., as Swing Line Lender and L/C Issuer, and the lenders now or hereafter party thereto (the “Lenders”), the Lenders have agreed to provide to the Borrower a term loan facility and a revolving credit facility with a letter of credit sublimit and swing line facility.

B.Certain additional extensions of credit may be made from time to time for the benefit of one or more Loan Parties pursuant to certain Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Credit Agreement).

C.It is a condition precedent to the Secured Parties’ obligations to extend such credit that the Guarantors shall have executed and delivered this Guaranty Agreement to the Administrative Agent.

D.Each Guarantor is, directly or indirectly, a Subsidiary of the Borrower and will materially benefit from such extensions of credit to the Borrower.  The credit extended under the Credit Agreement may be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses.  The credit extended under the Credit Agreement will enhance the overall financial strength and stability of the Borrower’s consolidated group of companies, including the Guarantors.

In order to induce the Secured Parties to from time to time to extend credit under the Credit Agreement and under the Secured Cash Management Agreements and Secured Hedge Agreements, the parties hereto agree as follows:

1.Guaranty.  Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties the payment and performance in full of the Guaranteed Liabilities (as defined below).  For all purposes of this Guaranty Agreement, “Guaranteed Liabilities” means:  (a) the Borrower’s prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and

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all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to any one or more of the Secured Parties, including principal, interest, fees and expenses (including all fees and expenses of counsel (collectively, “Attorneys’ Costs”)); (b) the Borrower’s performance, observance and discharge of each and every agreement, undertaking, covenant and provision required to be performed, observed or discharged by the Borrower under the Credit Agreement, the Notes and all other Loan Documents, each at the time and in the manner set forth in the Loan Documents; and (c) each Loan Party’s prompt payment when due (whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise and at all times thereafter) of all other Secured Obligations, in the amounts, at the times and in the manner arising under the Loan Documents and any Secured Cash Management Agreements and Secured Hedge Agreements; provided that the “Guaranteed Liabilities” shall exclude any Excluded Swap Obligations.  The Guarantors’ obligations to the Secured Parties under this Guaranty Agreement, subject to the limitations set forth below, are hereinafter collectively referred to as the “Guarantors’ Obligations” and, with respect to each Guarantor individually, the “Guarantor’s Obligations”.

Anything contained herein to the contrary notwithstanding, the Guarantors’ Obligations and the liability of each Guarantor individually with respect to its Guarantor’s Obligations shall each be limited to an aggregate amount equal to the lesser of (i) the largest amount that would not render the Guarantor’s Obligations of such Guarantor to be subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law, and (ii) at all times indebtedness is outstanding under the Note Purchase Agreement, an amount equal to $1.00 less than the amount that would cause the Borrower to be in breach of Section 6C(2) or 6C(3) of the Note Purchase Agreement, as such Section appears in the form of Note Purchase Agreement provided by the Borrower to the Administrative Agent prior to the Closing Date, or as amended thereafter with the written consent of the Administrative Agent and the Required Lenders, not to be unreasonably withheld, provided that the amount provided under this clause (ii) shall be no less than $60,000,000.

Each Guarantor agrees that it is jointly and severally, directly and primarily liable for the Guaranteed Liabilities, subject to the limitations set forth in this Section 1.

The Guarantors’ Obligations are secured by various Collateral Documents referred to in the Credit Agreement, including without limitation the Pledge Agreement, pursuant to the terms and conditions contained therein.

2.Payment.If the Borrower or any other applicable Loan Party shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, fees, expenses (including, but not limited to, Attorneys’ Costs), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, then any or all of the Guarantors will, jointly and severally, upon demand thereof by the Administrative Agent, (i) pay to the Administrative Agent, for the benefit of the Secured Parties, subject to the restrictions set forth in Section 1 hereof, an amount equal to all the Guaranteed Liabilities then due and owing or

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declared or deemed to be due and owing, including for this purpose, in the event of any Event of Default under Section 8.01(f) of the Credit Agreement (and irrespective of the applicability of any restriction on acceleration or other action as against any other Loan Party under any Debtor Relief Laws), the entire outstanding or accrued amount of all Secured Obligations or (ii) perform such Guaranteed Liabilities, as applicable. For purposes of this Section 2, the Guarantors acknowledge and agree that “Guaranteed Liabilities” shall be deemed to include any amount (whether principal, interest, fees or expenses) which would have been accelerated in accordance with Section 8.02 of the Credit Agreement but for the fact that such acceleration could be unenforceable or not allowable under any Debtor Relief Law.

3.Absolute Rights and Obligations.  This is a guaranty of payment and not of collection.  The Guarantors’ Obligations under this Guaranty Agreement shall be joint and several as set forth in Section 1 above, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement and all Collateral Documents to which it is a party by reason of:

(a)any lack of legality, validity or enforceability of the Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantors’ Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b)any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c)any acceleration of the maturity of any of the Guaranteed Liabilities, of the Guarantor’s Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d)any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities, for any of the Guarantor’s Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e)any dissolution of the Borrower, any Guarantor, any other Loan Party or any other party to a Related Agreement, or the combination or consolidation of the Borrower, any Guarantor, any other Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Borrower, any Guarantor or any other Loan Party or any other party to a Related Agreement;

(f)any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit

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facilities available under, the Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(g)the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including without limitation the Guarantor’s Obligations of any other Guarantor and obligations arising under any other Guaranty or any other Loan Document now or hereafter in effect);

(h)any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Guaranteed Liabilities, any of the Guarantor’s Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement; and

(i)any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor or any other Loan Party) which might in any manner or to any extent vary the risks of such Loan Party, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to the Borrower or any other Loan Party or to any collateral in respect of the Guaranteed Liabilities or Guarantors’ Obligations.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors’ Obligations hereunder and under each Guaranty Joinder Agreement shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided.

4.Currency and Funds of Payment.  All Guarantors’ Obligations for payment will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Secured Party with respect thereto as against the Borrower or any other Loan Party, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower or any other Loan Party of any or all of the Guaranteed Liabilities.

5.Events of Default.  Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Guaranteed Liabilities, at the Administrative Agent’s election and without notice thereof or demand therefor, each of the Guaranteed Liabilities and the Guarantors’ Obligations shall (subject to any restrictions on the Guarantors’ Obligations and each Guarantor’s Obligations set forth in Section 1 hereof) immediately be and become due and payable.

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6.Subordination.  Until this Guaranty Agreement is terminated in accordance with Section 22 hereof, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (a) of the Borrower, to the payment in full of the Guaranteed Liabilities, (b) of every other Guarantor (each an “obligated guarantor”), to the payment in full of the Guarantors’ Obligations of such obligated guarantor, and (c) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Secured Party and arising under the Loan Documents or any Secured Cash Management Agreement or Secured Hedge Agreement.  All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected by the applicable Guarantor and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Liabilities or the Guarantors’ Obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of such Guarantor.

7.Suits.  Each Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Secured Parties, on demand, at the Administrative Agent’s Office or such other address as the Administrative Agent shall give notice of to such Guarantor, the Guarantors’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against any one or more or all of the Guarantors.  At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other Guarantor, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

8.Set-Off and Waiver.  Each Guarantor waives, to the extent permitted by Law, any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantor’s Obligations, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower or any other Loan Party or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor.  Each Guarantor agrees that each Secured Party shall have a lien for all the Guarantor’s Obligations of such Guarantor upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of such Guarantor, including any balance of any deposit account or of any credit of such Guarantor with such Secured Party, whether now existing or hereafter established, and hereby authorizes each Secured Party from and after the occurrence and during the continuance of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor’s Obligations of such Guarantor to the Secured Parties as are then due, in such amounts as

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provided for in the Credit Agreement or otherwise as they may elect (subject to any restrictions set forth in Section 1 hereof).  For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

9.Waiver of Notice; Subrogation.

(a)Each Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences:  (i) acceptance of this Guaranty Agreement; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving rise to Guaranteed Liabilities, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof.  Each Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantor’s Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b)Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor’s Obligations under this Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Secured Parties upon demand by the Administrative Agent to such Guarantor without the Administrative Agent being required, such Guarantor expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by the Borrower, any other Guarantor or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

(c)Each Guarantor further agrees that with respect to this Guaranty Agreement, such Guarantor shall not exercise any of its rights of subrogation, reimbursement, contribution, indemnity or recourse to security for the Guaranteed

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Liabilities until 93 days immediately following the Facility Termination Date shall have elapsed without the filing or commencement, by or against any Loan Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets.  If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 22 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantors’ Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Secured Parties may elect.  The agreements in this subsection shall survive repayment of all of the Guarantors’ Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 22 hereof, and occurrence of the Facility Termination Date.

10.Effectiveness; Enforceability.  This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 22 hereof.  Any claim or claims that the Secured Parties may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the Administrative Agent on behalf of the Secured Parties by written notice directed to such Guarantor in accordance with Section 24 hereof.

11.Representations and Warranties.  Each Guarantor warrants and represents to the Administrative Agent, for the benefit of the Secured Parties, that (a) it is duly authorized to execute and deliver this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable), and to perform its obligations under this Guaranty Agreement; (b) this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable) has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; (c) this Guaranty Agreement (and any Guaranty Joinder Agreement to which such Guarantor is a party) is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to enforceability (whether enforcement is sought by proceedings in equity or at law); and (d) such Guarantor’s execution, delivery and performance of this Guaranty Agreement (and any Guaranty Joinder Agreement to which such Guarantor is a party) do not violate or constitute a breach of (i) any of its Organization Documents, (ii) any material agreement or instrument to which such Guarantor is a party in a manner which could reasonably be expected to have a Material Adverse Effect, or (iii) any material Law to which it or its properties or operations is subject.

12.Expenses and Indemnity.  Each Guarantor agrees to be jointly and severally liable for the payment of all documented out-of-pocket fees and expenses, including documented Attorneys’ Costs, incurred by any Secured Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.  Without limitation of any other obligations of any Guarantor or remedies of the Administrative Agent or any Secured Party under this

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Guaranty Agreement, each Guarantor shall, to the fullest extent permitted by Law, indemnify, defend and save and hold harmless the Administrative Agent and each Secured Party from and against, and shall pay on within ten (10) Business Days after demand therefor, any and all damages, losses, liabilities and expenses (including Attorneys’ Costs) that may be suffered or incurred by the Administrative Agent or such Secured Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower or any applicable Loan Party enforceable against the Borrower or such applicable Loan Party in accordance with their terms.  The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty Agreement.

13.Reinstatement.  Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Secured Party in respect of any Guaranteed Liabilities is rescinded or must be restored for any reason, or is repaid by any Secured Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

14.Attorney-in-Fact.  To the extent permitted by law, each Guarantor hereby appoints the Administrative Agent, for the benefit of the Secured Parties, as such Guarantor’s attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

15.Reliance.  Each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:  (a) such Guarantor has adequate means to obtain on a continuing basis (i) information concerning the Loan Parties and the Loan Parties’ financial condition and affairs and (ii) such other information as it deems material in deciding to provide this Guaranty Agreement and any Guaranty Joinder Agreement (“Other Information”), and has adequate access to the Loan Parties’ books and records and to such Other Information; (b) such Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Credit Agreement and such other Loan Documents and Related Agreements as it has requested, is executing this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable) freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement (and any Guaranty Joinder Agreement); (d) such Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of the Borrower and the other Loan Parties, such Persons’ financial condition and affairs, the Other Information, and such other matters as it deems material in deciding to provide this Guaranty Agreement (and any Guaranty Joinder Agreement) and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning the Borrower or the Borrower’s financial condition and affairs or any other matters material to such Guarantor’s

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decision to provide this Guaranty Agreement (and any Guaranty Joinder Agreement), or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision.  Each Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Borrower or any other Loan Party or such Persons’ financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, such Guarantor will independently verify the information and will not rely on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

16.Rules of Interpretation.  The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Guaranty Agreement and each Guaranty Joinder Agreement and are hereby incorporated by reference.  All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

17.Entire Agreement.  This Guaranty Agreement and each Guaranty Joinder Agreement, together with the Credit Agreement and the other Loan Documents, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.  Except as provided in Section 22, neither this Guaranty Agreement nor any Guaranty Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

18.Binding Agreement; Assignment.  This Guaranty Agreement, each Guaranty Joinder Agreement and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement, any Guaranty Joinder Agreement or any other interest herein or therein except as expressly permitted herein or in the Credit Agreement.  Without limiting the generality of the foregoing sentence of this Section 18, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof concerning assignments and participations.  All references herein to the Administrative Agent shall include any successor thereof.

19.Secured Cash Management Agreements and Secured Hedge Agreements.  No Secured Party (other than the Administrative Agent) that obtains the benefit of this Guaranty

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Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder (including the release, impairment or modification of any Guarantors’ Obligations or security therefor) other than in its capacity as a Lender or the L/C Issuer and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Guaranty Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, the Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements to the extent the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as it may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Guaranty Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

20.Severability.  If any provision of this Guaranty Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21.Counterparts.  This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantors against whom enforcement is sought.  Without limiting the foregoing provisions of this Section 21, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Guaranty Agreement.

22.Termination.  Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement and each Guaranty Joinder Agreement, and all of the Guarantors’ Obligations hereunder (excluding those Guarantors’ Obligations relating to Guaranteed Liabilities that expressly survive such termination) shall without delivery of any instrument or performance of any act by any party terminate on the Facility Termination Date.

23.Remedies Cumulative; Late Payments.  All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent or any other Secured Party provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments.  The making of the Loans and other credit extensions pursuant to the Credit Agreement and other Related Agreements shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor’s guaranty of the Guaranteed Liabilities, subject to the limitations set forth in Section 1, pursuant to the terms hereof.  Any amounts not paid when due under this Guaranty Agreement shall bear

 10

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interest from the date of demand until paid in full at the Default Rate, to the extent permitted by applicable law.

24.Notices.  Any notice required or permitted hereunder or under any Guaranty Joinder Agreement shall be given, (a) with respect to each Guarantor, at the address of the Borrower indicated in Schedule 10.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

25.Joinder.  Each Person that shall at any time execute and deliver to the Administrative Agent a Guaranty Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Guarantor, and all references herein and in the other Loan Documents to the Guarantors or to the parties to this Guaranty Agreement shall be deemed to include such Person as a Guarantor hereunder.

26.Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW.  THIS GUARANTY AGREEMENT AND EACH GUARANTY JOINDER AGREEMENT and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this guaranty Agreement or any guaranty joinder agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of NEW yORK, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURSDICTION.  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS  AND AGREES THAT ALL CLAIMS IN

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RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY AGREEMENT OR IN ANY GUARANTY JOINDER AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 24.  NOTHING IN THIS GUARANTY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

27.Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

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INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT OR ANY GUARANTY JOINDER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

28.Keepwell.  Each Loan Party that is a Qualified ECP Guarantor at the time the guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty Agreement and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 1 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Facility Termination Date.  Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

GUARANTORS:

[___________________________]1

By:_______________________________________

Name:____________________________________

Title:____________________________________

[___________________________]

By:_______________________________________

Name:____________________________________

Title:____________________________________

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative

Agent

By:_______________________________________

Name:____________________________________

Title:____________________________________

______________

1 Insert Guarantors as applicable.

GUARANTY AGREEMENT
Signature Page

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT A

Form of Guaranty Joinder Agreement

GUARANTY JOINDER AGREEMENT

THIS GUARANTY JOINDER AGREEMENT dated as of _____________, 20__ (this “Guaranty Joinder Agreement”), is made by _______________________________, a ________________ (the “Joining Guarantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; all capitalized terms used but not defined herein shall have the meanings provided therefor in such Credit Agreement).

RECITALS:

A.Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and the Administrative Agent are party to a Credit Agreement dated as of August 27, 2013 (as in effect on the date hereof, the “Credit Agreement”).

B.Certain Subsidiaries of the Borrower are party to a Guaranty Agreement dated as of [________ __, 20__] (as in effect on the date hereof, the “Guaranty Agreement”).

C.The Joining Guarantor is a Subsidiary of the Borrower and is required by the terms of the Credit Agreement to be joined as a party to the Guaranty Agreement as a Guarantor (as defined in the Guaranty Agreement).

D.The Joining Guarantor will materially benefit directly or indirectly from the extensions of credit made from time to time under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements.

In order to induce the Secured Parties to from time to time to extend credit under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements, the Joining Guarantor hereby agrees as follows:

1.Joinder.  The Joining Guarantor hereby irrevocably, absolutely and unconditionally becomes a party to the Guaranty Agreement as a Guarantor and is bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which each Guarantor is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Administrative Agent for the benefit of the Secured Parties of the payment and performance in full of the Guaranteed Liabilities (as defined in the Guaranty Agreement) whether now existing or hereafter arising, subject to the limitations set forth in Section 1 of the Guaranty Agreement, all with the same force and effect as if the Joining Guarantor were a signatory to the Guaranty Agreement.

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

2.Affirmations.  The Joining Guarantor hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Guarantor contained in the Guaranty Agreement.

3.Severability.  If any provision of this Guaranty Joinder Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty Joinder Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.Counterparts.  This Guaranty Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Guarantor.  Without limiting the foregoing provisions of this Section 4, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Guaranty Joinder Agreement.

5.Delivery.  The Joining Guarantor hereby irrevocably waives notice of acceptance of this Guaranty Joinder Agreement and acknowledges that the Guaranteed Liabilities are and shall be deemed to be incurred, and credit extensions under the Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements made and maintained, in reliance on this Guaranty Joinder Agreement and the Joining Guarantor’s joinder as a party to the Guaranty Agreement as herein provided.

6.Governing Law; Jurisdiction; Waiver of Jury Trial; Etc.  The provisions of Sections 26 and 27 of the Guaranty Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature page follows.]

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

IN WITNESS WHEREOF, the Joining Guarantor has duly executed and delivered this Guaranty Joinder Agreement as of the day and year first written above.

JOINING GUARANTOR:

__________________________________________

By:_______________________________________

Name:____________________________________

Title:____________________________________

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT G

LEGAL OPINION OF DLA PIPER

See attached.

G-1

Opinion of DLA Piper

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 T 212.335.4500 F 212.335.4501 W www.dlapiper.com

August 27, 2013

Bank of America, N.A.,

 as Administrative Agent and Lender

 and the Lenders under the Credit Agreement

 referred to below

Agency Management 5727 196th SW

Mail Code:  WA4-127-01-01 Lynwood, Washington 98036

Re:	Varian Medical Systems, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), in connection with the execution and delivery of the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer, and each of the other agreements listed on Schedule 1 hereto (collectively with the Credit Agreement, the “Transaction Documents”).

This opinion is being delivered to the Administrative Agent pursuant to Section 4.01(a)(vi) of the Credit Agreement.  Capitalized terms used in this opinion, that are not otherwise defined in this opinion, shall have the respective meanings assigned to them in the Credit Agreement.

In connection with the opinions expressed herein, we have made such examinations of law as we considered appropriate or advisable for purposes hereof.  As to matters of fact material to the opinions expressed herein, we have relied upon, and assumed the accuracy, completeness and genuineness of all representations and warranties made by the parties to the Transaction Documents and the certificates of certain government officials and of officers of the Borrower described below.  We have made no independent investigation of any of the facts stated in any such representations, warranties or certificates. We have also examined executed originals or copies, certified or otherwise identified to our satisfaction of:

(i)	the executed Transaction Documents;

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Bank of America, N.A.,

as Administrative Agent and Lender and

the Lenders under the Credit Agreement

August 27, 2013

(ii)

the Restated Certificate of Incorporation of the Borrower, certified by the Secretary of State of the State of Delaware as of August 1, 2013 and certified to us by an officer of the Borrower as being complete and in full force and effect as of the date of this opinion, and a copy of the by-laws of the Borrower certified to us by an officer of the Borrower as being complete and in full force and effect as of the date of this opinion (collectively, the “Organizational Documents”);

(iii)

the records of the proceedings and actions of the Board of Directors of the Borrower with respect to the transactions contemplated by the Transaction Documents, certified as true, accurate and complete, and in full force and effect, by an officer of the Borrower;

(iv)	the Designated Agreements (as defined below);

(v)

certain certificates, each made by an officer of the Borrower, dated as of the date hereof (collectively, the “Officer Certificates” and each an “Officer Certificate”), as to the matters set forth therein; and

(vi)

such other certificates, documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this opinion, subject to the limitations, assumptions, and qualifications noted below.

In basing the opinions and other matters set forth herein on “our knowledge,” the words “our knowledge” signify that, in the course of our representation of the Borrower in connection with the Transaction Documents, no information has come to our attention that would give us current actual knowledge that any such opinions or other matters are not accurate or that any of the documents, certificates, reports, and information on which we have relied are not accurate and complete.  We have undertaken no independent investigation or verification of such matters and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an inquiry or investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Borrower.  The words “our knowledge” and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have worked on the transactions described in the Transaction Documents on behalf of the Borrower.  We specifically did not undertake a search of the records of any court or government agency to determine if there is any outstanding judgment or pending litigation with respect to the Borrower.

For purposes of this opinion, the term “Applicable Laws” means those substantive laws, rules and regulations of State of New York, the substantive federal laws of the United States of America, and the Delaware General Corporation Law (“DGCL”). The opinions set forth below, with respect to Applicable Laws, are limited to those Applicable Laws that are binding on the Borrower, which an attorney licensed in New York exercising customary professional diligence would reasonably recognize as being applicable to transactions of the type provided for in the

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Bank of America, N.A.,

as Administrative Agent and Lender and

the Lenders under the Credit Agreement

August 27, 2013

Transaction Documents and to business organizations generally, without our having made any special investigation concerning any other law, rule or regulation.  Opinions of counsel licensed to practice law in states other than the State of New York have not been obtained to support the opinions contained herein.  With respect to our opinions regarding the DGCL, our opinions are based solely on a review of the current promulgated version of the DGCL, Del. Code Ann., Title 8 (2009).  We have not reviewed and do not render any opinion with respect to any other statutes of the State of Delaware or judicial decisions construing the DGCL.  By rendering the opinions set forth herein we do not intend to indicate that the attorneys participating in the preparation of this opinion are experts on the laws of the State of Delaware.  We express no opinion as to the laws of any other state or jurisdiction of the United States or of any foreign jurisdiction other than the Applicable Laws.  We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body, any municipality, or any political subdivision or as to any related judicial or administrative decision.  We have made no inquiry into the laws and regulations of any other jurisdiction or jurisdictions or as to laws relating to choice of law or conflicts of law principles (other than to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any Transaction Document).

Our opinion in Paragraph 1 below as to the valid existence, qualification to do business and good standing of the Borrower is based solely on our review of a certificate of good standing issued by the Secretary of State of the State of Delaware, which, with your permission, we assume to be accurate as of the date hereof notwithstanding its issuance on an earlier date.  We have made no additional investigation after the date of such certificate.

With respect to our opinions in Paragraph 4 below:

(a)  we have assumed that the Borrower will not in the future take any discretionary action (including a decision not to act) permitted by the Transaction Documents that would cause the performance of any Transaction Document to violate any Applicable Laws or any order, judgment or decree under any Applicable Laws, or to violate, conflict with or breach or contravene any of the Designated Agreements; and

(b)  we have relied solely upon a representation made to us in an Officer Certificate to the effect that there are no judgments, decrees or orders binding upon or affecting the Borrower or its property or assets.

We have assumed that the Lenders and the Administrative Agent have complied with all laws, rules or regulations applicable to their performance under the Transaction Documents, and have obtained or made all governmental permits, consents, approvals, authorizations, registrations, declarations, filings or licenses required in connection with the transactions contemplated by the Transaction Documents. We express no opinion as to the effect of (i) the compliance or noncompliance of the Administrative Agent or any Lender with any state, federal

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Bank of America, N.A.,

as Administrative Agent and Lender and

the Lenders under the Credit Agreement

August 27, 2013

or other laws, rules or regulations applicable to it or (ii) the legal or regulatory status or nature of the Administrative Agent or any Lender on the opinions herein stated.

To the extent that any of the Designated Agreements is governed by the laws of any jurisdiction other than the State of New York, we have assumed that each such agreement is governed by the laws of the State of New York, and our opinion relating to those agreements is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements and instruments and without consideration of any parol evidence.  We have not examined the question of what law would govern interpretation or enforcement of any Designated Agreement.  Moreover, we have not reviewed, and express no opinion on:  (i)  covenants, including financial covenants, or similar provisions requiring financial calculations or determinations to ascertain compliance; or (ii) provisions relating to the occurrence of a “material adverse event”, “material adverse change”, “material adverse effect” or words of similar import contained in any document, agreement or instrument.  Without limiting the generality of the foregoing, with your permission, we express no opinion with respect to whether the Borrower’s execution and delivery of, and performance under, the Transaction Documents, does or will conflict with, result in any breach or contravention of, or result in the creation or imposition of any lien, security interest or other encumbrance upon any assets of the Borrower pursuant to, any of Sections 5D, 6A, 6B, 6C or 8D of the Prudential Agreement.  We call your attention to the fact that the Borrower’s compliance with those provisions, in some cases, requires financial calculations that may change from time to time, and that the Borrower’s ability to achieve or maintain compliance with those provisions may be impaired by events and circumstances that it does not control.

In examining the Transaction Documents, and in rendering the opinions set forth below, we have also assumed the following:

(a)

with respect to each of the parties to the Transaction Documents other than the Borrower (i) such party has the requisite corporate, limited liability or similar power and authority and has taken all action necessary to authorize it to execute and deliver each of the Transaction Documents, (ii) such party has duly and validly executed and delivered each of the Transaction Documents, (iii) the execution and delivery of the Transaction Documents by each of such parties and the consummation of the transactions contemplated thereby will not conflict with or result in a violation of any of each of such parties’ respective organizational documents and each instrument, agreement, and other document executed in connection with the Transaction Documents to which such party is a signatory, and (iv) no consent, approval or action of, or filing by or with, any governmental or public body or authority of any jurisdiction, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by such party of any of the Transaction Documents to which such party is a party;

(b)

with respect to each of the parties to the Transaction Documents other than the Borrower, each such party’s obligations set forth in the Transaction Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms;

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Bank of America, N.A.,

as Administrative Agent and Lender and

the Lenders under the Credit Agreement

August 27, 2013

(c)

each person executing any such instrument, agreement, or other document on behalf of any such party (other than the Borrower) is duly authorized to do so and there is adequate and lawful consideration for the obligations undertaken by each party to the Transaction Documents;

(d)	each natural person executing any such instrument, agreement, or other document is legally competent and has the legal capacity to do so;
(e)

the Transaction Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Transaction Documents, and there has been no waiver of any of the provisions of the Transaction Documents by actions or conduct of the parties or otherwise;

(f)	the Administrative Agent and the Lenders have received all documents, instruments and agreements that they are entitled to receive under the Transaction Documents;
(g)

all documents submitted to us as originals are genuine, authentic and complete, all documents submitted to us as certified or photostatic copies or telecopies are complete and conform to the original document (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies and telecopies) are genuine and all public records that we reviewed are accurate and complete;

(h)there has been no mutual mistake of fact, or misunderstanding or fraud, duress or undue influence in connection with the negotiation, delivery and execution of the Transaction Documents; and

(i)there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, supplement, or qualify the terms of the Transaction Documents.

Based on our review of the foregoing, and subject to the limitations, assumptions, and qualifications set forth herein, it is our opinion that, as of the date of this opinion:

2.	The Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware.

3.

The Borrower has the requisite corporate power under the DGCL and the Organizational Documents to execute, deliver and perform its obligations under the Transaction Documents.  The Transaction Documents have been duly authorized by all necessary corporate action on the part of the Borrower under the DGCL and the Organizational Documents, and the Transaction Documents have been duly executed and delivered by the Borrower.

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Bank of America, N.A.,

as Administrative Agent and Lender and

the Lenders under the Credit Agreement

August 27, 2013

4.

Each of the Transaction Documents constitutes a valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting the rights of creditors generally and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

5.

The execution, delivery and performance of the Transaction Documents by the Borrower will not (i) violate the terms of its Organizational Documents, (ii) conflict with, or result in any breach or contravention of, the agreements to which the Borrower is a party and which are listed on Schedule 2 hereto (the “Designated Agreements”) or result in the creation or imposition of any lien, security interest or other encumbrance (except as contemplated by the Transaction Documents) upon any assets of the Borrower pursuant to the terms of any Designated Agreement, (iii) result in a violation of any Applicable Laws, or (iv) based solely upon the Borrower’s disclosure of orders, judgments and decrees designated as material to the Borrower’s business, if any, in an Officer Certificate, and our review of such orders, judgments and decrees, result in a violation of any order, judgment or decree under Applicable Laws applicable to the Borrower or by which any property or asset of the Borrower is bound or affected, if any.

5. No consent or approval of, or filing with, any governmental authority of the State of New York or under the DGCL is required for the execution and delivery by the Borrower of the Transaction Documents, or if required, the requisite consent or approval has been obtained, the requisite filing has been accomplished, or the requisite action has been taken.

The opinions set forth above are subject to the following further assumptions, qualifications, and limitations:

A.	We express no opinion concerning any state securities laws or regulations, including, without limitation, any “Blue Sky” laws or any federal securities laws.

B.	Our opinions in opinion paragraph 3 are subject to the following additional assumptions and qualifications:

(i)

we express no opinion regarding the applicability or effect of statutory law and judicial decisions which limit enforcement of an exculpatory or indemnity provision, including, without limitation, limitations on the enforcement of provisions which encompass indemnification, exculpation or contribution with respect to (a) the negligence or willful misconduct of the party seeking relief or of any person for whom said party is legally responsible, (b) violations of law, or (c) matters found to be contrary to statute or public policy;

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Bank of America, N.A.,

as Administrative Agent and Lender and

the Lenders under the Credit Agreement

August 27, 2013

(ii)

we express no opinion on the enforceability of any provisions permitting modifications of the Transaction Documents only if in writing, or stating that the provisions of any Transaction Document are severable;

(iii)

we express no opinion as to the effect of judicial decisions and statutory law restricting acceleration of the due date of notes and the availability of specific performance or any other remedy of a lender if the violation of a covenant is not material or if the action is not undertaken in good faith under the then existing circumstances or is otherwise contrary to applicable laws or judicial precedent;

(iv)	we express no opinion regarding the unenforceability of unspecified fees or charges imposed in the sole discretion of the Administrative Agent or Lenders;

(v)

enforceability may be limited to the extent that remedies are sought by a party with respect to a breach that a court concludes is not material or does not adversely affect such party, and enforceability may be limited by any unconscionable, inequitable, or unreasonable conduct on the part of such party seeking enforcement, defenses arising from such party’s failure to act in accordance with the terms and conditions of the Transaction Documents, defenses arising as a consequence of the passage of time, or defenses arising as a result of such party’s failure to act reasonably or in good faith or to comply with the terms of the Transaction Documents;

(vi)

we express no opinion on the enforceability of the self-help, non-judicial remedies provided in the Transaction Documents, including but not limited to any grant of a power of attorney to the Administrative Agent or the Lender, and we note that the enforceability of the Transaction Documents will be subject to statutory and other legal requirements generally applicable to a lender exercising remedies relating to its collateral;

(vii)

we express no opinion on the enforceability of any provisions of the Transaction Documents requiring any party to waive any procedural, judicial, or substantive rights or defenses, such as rights to notice, right to a jury trial, statutes of limitation, appraisal or valuation rights, and marshaling of assets, or any provisions purporting to waive any right to consequential or other damages, or any provisions purporting to require the Borrower to give notice to the Administrative Agent or any Lender of any acts or omissions of the Administrative Agent or any Lender or any of such party’s agents or employees;

(viii)

the provisions of the Transaction Documents which provide for jurisdiction of the courts of any particular jurisdiction may not be binding on the courts in the forums selected or excluded (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York) and we express no opinion as to the validity, binding effect or enforceability of any such provisions relating to arbitration or the choice of forum for resolving disputes;

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Bank of America, N.A.,

as Administrative Agent and Lender and

the Lenders under the Credit Agreement

August 27, 2013

(ix)we express no opinion with respect to the availability of specific performance, injunctive relief, or other equitable remedies with respect to any of the provisions of the Transaction Documents, whether such relief is sought in a court of law or a court of equity;

(x)the provisions regarding the remedies available to the Administrative Agent or the Lenders on default as set forth in the Transaction Documents are subject to certain procedural requirements which affect and may restrict rights and remedies stated to be available to Administrative Agent or the Lenders; and

(xi)we express no opinion on any provision of the Transaction Documents that purports to vest in any person the rights of a third-party beneficiary with respect to any other agreement where such person is not also named a third-party beneficiary of such other agreement in such other agreement.

C.

To the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be subject to, in each case, the exceptions and limitations in such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

D.	We express no opinion herein as to the applicability or effect of any fraudulent transfer or similar law on the Transaction Documents or any transactions contemplated thereby.

E.

Other than as expressly specified herein, we render no opinion as to any agreement, document, certificate or instrument, other than the Transaction Documents (including agreements, documents, certificates or instruments that may be an exhibit to, or referred to in or contemplated by any of the Transaction Documents).  To the extent that any Transaction Document refers to, or incorporates, any term or terms from any other agreement or document, we assume that (i) such agreement or document exists and contains the intended term or terms and (ii) an original or copy of such agreement or document has been provided to the parties to such Loan Document.

F.	Statements in this opinion as to enforceability are further limited to the extent that judicial decisions may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

G.

We express no opinion on provisions in the Transaction Documents, if any, which waive the requirements of good faith, notice and commercial reasonableness under the Uniform Commercial Code as enacted in any state, to the extent such requirements cannot be waived by consent.  We further advise that the award and the amount of attorney’s fees are subject to the

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Bank of America, N.A.,

as Administrative Agent and Lender and

the Lenders under the Credit Agreement

August 27, 2013

discretion of the court before which any proceeding involving the Transaction Documents may be brought.

H.

We express no opinion as to (i) any federal, state or local laws, rules or regulations relating to criminal matters, securities, antitrust, tax, land use and zoning, environmental, pollution, RICO, criminal or civil forfeiture, ERISA, employee benefits, the Federal Reserve Board, the Federal Energy Regulatory Commission, intellectual property, health safety and welfare, anti-terrorism (including the USA PATRIOT Act), anti-money laundering, hazardous materials, privacy, insurance, gaming, usury, banking, or any treaties; or (ii) the issuance or availability of any governmental permits, licenses or certificates concerning the occupancy or physical condition of any property or any activities conducted thereon.

I.

The enforceability of certain provisions of the Transaction Documents, if any, (including, without limitation, provisions that purport to permit the Administrative Agent or the Lenders to increase the rate of interest or to collect a late charge or prepayment penalty in the event of delinquency or default) may be subject to or limited by statutes and judicial decisions which limit or deny enforcement of such provisions under circumstances where the enforcement of such provisions, the imposition of such charges, or the amount thereof, as the case may be, is found to impose a penalty or forfeiture, or to constitute an invalid liquidated damages provision.

J.	We express no opinion as to the validity or enforceability of any provisions that:

(i)	address the enforceability of any provision pursuant to which the Borrower agreed to make payments without setoff, defense or counterclaim or to release any claims;

(ii)

purport to require the award or payment of attorneys’ fees, expenses or costs where such provisions in any action where the Administrative Agent or the Lenders are not the prevailing party; in this regard we also note that the award and amount of attorneys’ fees and costs is up to the discretion of the court, even where the Administrative Agent or the Lenders are the prevailing party;

(iii)

provide that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or another remedy or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

(iv)

prohibit waiver of any terms or provisions of any of the Transaction Documents other than in writing or prohibit oral modifications thereof or modification by course of dealing to the extent such provisions are inconsistent with applicable law;

(v)	provide for penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value; or

183	CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Bank of America, N.A.,

as Administrative Agent and Lender and

the Lenders under the Credit Agreement

August 27, 2013

(vi)	attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.

K.We express no opinion with respect to the creation, attachment, perfection or priority of any lien or security interest.

L.The Transaction Documents contemplate that certain filings are to be made with governmental authorities.  We express no opinion with respect to any such filings.  We further assume that the Administrative Agent and the Lenders are not relying on us for the recordation or filing of any Transaction Documents or for any recordation or filing contemplated by any Transaction Documents.

M.We express no opinion on the enforceability of any provisions of the Transaction Documents that entitle the Administrative Agent or the Lenders as a matter of right, to the appointment of a receiver after the occurrence of a default.

N.We express no opinion on the enforceability of any provisions of the Transaction Documents requiring any party to indemnify the Administrative Agent or the Lenders or any other person or its or their directors, officers, agents, employees, or successors or assigns, or any provisions exculpating the Administrative Agent or the Lenders from liability for its actions or inaction to the extent such indemnification or exculpation is contrary to public policy or law.

The opinions expressed in this opinion are solely for use of the Administrative Agent and the Lenders and their respective successors and permitted assigns and these opinions may not be relied on by any other persons without our prior written approval.  The opinions expressed in this opinion are rendered to the Administrative Agent and the Lenders (and their respective successors and permitted assigns) with respect to such facts existing and such Applicable Laws in effect as of the date hereof and as they presently apply, and we assume no obligation to supplement this opinion in the event of any change in Applicable Laws or in the facts upon which any of the opinions herein are based.  The opinions expressed herein are limited to the matters set forth in this opinion, and no other opinions should be inferred beyond the matters expressly stated.

This opinion may not be quoted, filed with any governmental authority or any other person (except as provided in the foregoing paragraph) or utilized for any other purpose without our prior written approval unless required by any Applicable Laws, and if any such Applicable Laws require that this opinion be quoted, filed with any governmental authority or any other person or utilized for any other purpose, then without our prior written approval this opinion may be so quoted, filed or utilized only to the extent (and only for the specific purpose) required by such Applicable Laws.

Very truly yours,

DLA PIPER LLP (US)

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SCHEDULE 1

TRANSACTION DOCUMENTS

Each of the following documents is dated as of the date of this opinion:

1.	Credit Agreement

2.	Pledge Agreement, among the Borrower, certain subsidiaries of the Borrower from time to time party thereto, and the Administrative Agent

3.	Revolving Credit Note, by the Borrower in favor of Bank of America, N.A.

4.	Revolving Credit Note, by the Borrower in favor of Wells Fargo Bank, N.A.

5.	Term Loan Note, by the Borrower in favor of Bank of America, N.A.

6.	Term Loan Note, by the Borrower in favor of Wells Fargo Bank, N.A.

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SCHEDULE 2

DESIGNATED AGREEMENTS

1.

Amended and Restated Distribution Agreement, dated as of January 14, 1999, by and among Varian Associates, Inc. (now named Varian Medical Systems, Inc.), Varian, Inc. and Varian Semiconductor Equipment Associates, Inc.

2.	Amended and Restated Note Purchase and Private Shelf Agreement, dated as of April 2, 1999, between the Borrower and Prudential Insurance Company of America (the “Prudential Agreement”).
3.	Intellectual Property Agreement, dated April 2, 1999, by and among Varian Associates, Inc., Varian, Inc. and Varian Semiconductor Equipment Associates, Inc.
4.	Amended and Restated 2005 Deferred Compensation Plan of the Borrower.
5.	Management Incentive Plan of the Borrower.
6.	Retirement Plan of the Borrower.
7.	2010 Employee Stock Purchase Plan of the Borrower.
8.	Third Amended and Restated 2005 Omnibus Stock Plan of the Borrower.

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EXHIBIT H

form of pledge agreement

See attached.

H-1

Form of Pledge Agreement

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PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of August 27, 2013 (this “Pledge Agreement”), is being entered into among VARIAN MEDICAL SYSTEMS, INC., a Delaware corporation (the “Borrower”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER AND EACH OTHER PERSON THAT SHALL BECOME A PARTY HERETO BY EXECUTION OF A PLEDGE JOINDER AGREEMENT (each a “Pledgor”, and, together with the Borrower, collectively, the “Pledgors”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).

RECITALS:

A.Pursuant to a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent, Bank of America, N.A., as Swing Line Lender and L/C Issuer, and the lenders now or hereafter party thereto (the “Lenders”), the Lenders have agreed to provide to the Borrower a term loan facility and a revolving credit facility with a letter of credit sublimit and swing line facility.

B.Certain additional extensions of credit may be made from time to time for the benefit of one or more Loan Parties pursuant to certain Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Credit Agreement).

C.It is a condition precedent to the Secured Parties’ obligations to extend such credit that the Pledgors shall have executed and delivered this Pledge Agreement to the Administrative Agent.

In order to induce the Secured Parties to from time to time to extend credit under the Credit Agreement and such Secured Cash Management Agreements and Secured Hedge Agreements, the parties hereto agree as follows:

1.Certain Definitions.  All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.  Terms used in this Pledge Agreement that are not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of New York (the “UCC”), shall have such meanings unless the context requires otherwise.  In addition, for purposes of this Pledge Agreement, the following term shall have the following definition:

“Secured Obligations” shall have the meaning given such term in the Credit Agreement; provided that, notwithstanding anything contained herein to the contrary, the Secured Obligations shall not at any time as indebtedness is outstanding under the Note Purchase Agreement exceed an aggregate amount equal to $1.00 less than the amount that would create an obligation to grant a lien or security interest under Section 5D of the Note Purchase Agreement or that would cause the Borrower to be in breach of Section 6C(1), 6C(2) or 6C(3) of the Note Purchase Agreement, as such Sections appear in the form of Note Purchase Agreement provided

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by the Borrower to the Administrative Agent prior to the Closing Date, or as amended thereafter with the written consent of the Administrative Agent and the Required Lenders, not to be unreasonably withheld (such maximum amount, the “Maximum Amount”), provided that the Maximum Amount shall be no less than $60,000,000.

2.Pledge of Pledged Interests; Other Collateral.

(a)Subject to the limitations set forth in this Pledge Agreement, as collateral security for the payment and performance by each Pledgor of its now or hereafter existing Secured Obligations, each Pledgor hereby pledges and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in and to the following items of property in which it now has or may at any time hereafter acquire an interest or rights therein, and wheresoever located:

(i)all Equity Interests owned by such Pledgor in all of its Subsidiaries (limited, in the case of Foreign Subsidiaries and Foreign Subsidiary Holding Companies, to Equity Interests of First Tier Foreign Subsidiaries and Foreign Subsidiary Holding Companies that, when taken together with all other Equity Interests pledged by the Pledgors hereunder, constitute no more than (x) 65% of the Voting Equity Interests of each such First Tier Foreign Subsidiary or Foreign Subsidiary Holding Company and (y) 100% of the other Equity Interests of each such First Tier Foreign Subsidiary or Foreign Subsidiary Holding Company, if the pledge of any greater amount would violate applicable Law or result in a non-de minimis adverse tax consequence to the Borrower or any Subsidiary), in each case, whether now existing or hereafter created or acquired and subject to the limitations set forth in this Section 2(a) (collectively, the “Pledged Interests”), including without limitation the Pledged Interests more particularly described on Schedule I hereto (such Subsidiaries, together with all other Subsidiaries whose Equity Interests may be required to be subject to this Pledge Agreement from time to time, are referred to collectively as the “Pledged Subsidiaries”);

(ii)all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any Pledged Interest, or (y) by its or their terms exchangeable or exercisable for or convertible into any Pledged Interest;

(iii)all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter, in each case, delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing;

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(iv)any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

(v)all proceeds of any of the foregoing.

All such Pledged Interests, certificates, instruments, cash, securities, interests, dividends, rights and other property referred to in clauses (i) through (v) of this Section 2(a) are herein collectively referred to as the “Collateral.”

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Pledgor shall be deemed to have granted a security interest in, any of such Pledgor’s right, title or interest in or to any of the outstanding capital stock or other ownership interests of a Controlled Foreign Corporation (as defined below) or a Foreign Subsidiary Holding Company in excess of 65% of the voting power of all classes of capital stock of or other ownership interests in such Controlled Foreign Corporation or Foreign Subsidiary Holding Company entitled to vote; provided that (i) immediately upon the amendment of the Code to allow the pledge of a greater percentage of the voting power of capital stock or other ownership interests in a Controlled Foreign Corporation or Foreign Subsidiary Holding Company without adverse tax consequences, the Collateral shall include, and the applicable Pledgor shall be deemed to have granted a security interest in, such greater percentage of capital stock or other ownership interests of each Controlled Foreign Corporation or Foreign Subsidiary Holding Company; and (ii) if no adverse tax consequences to the applicable Pledgor shall arise or exist in connection with the pledge of the capital stock of or other ownership interest in any Controlled Foreign Corporation or Foreign Subsidiary Holding Company, the Collateral shall include, and the applicable Pledgor shall be deemed to have granted a security interest in, all capital stock and other ownership interests in such Controlled Foreign Corporation or Foreign Subsidiary Holding Company. As used herein, “Controlled Foreign Corporation” shall mean a “controlled foreign corporation” as defined in the Code.

(b)Subject to any other provision of this Pledge Agreement, each Pledgor agrees to deliver all certificates, instruments or other documents representing any Collateral to the Administrative Agent at such location as the Administrative Agent shall from time to time designate by written notice pursuant to Section 23 for its custody at all times until termination of this Pledge Agreement, together with such instruments of assignment and transfer as reasonably requested by the Administrative Agent.  If any Pledgor, pursuant to the foregoing sentence, shall have delivered certificates representing more than 65% of the voting power of all classes of capital stock or other ownership interest of a Controlled Foreign Corporation or a Foreign Subsidiary Holding Company, the Administrative Agent shall at any time thereafter accept, in substitution thereof, certificates representing 65% of such stock or other ownership interest, which certificates shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent.  Immediately upon receipt of such certificates and instrument, the Administrative Agent shall return to such Pledgor the certificates and instruments first delivered. In accordance with Section 2(a), despite the delivery of certificates representing more than 65% (or such greater percentage as provided in Section 2(a)) of the voting power of all classes of stock of or other ownership interest of a Controlled Foreign Corporation or a Foreign Subsidiary Holding Company, such Pledgor shall not

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CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

be deemed to have granted a security interest in excess of 65% of such stock or ownership interests.

(c)Each Pledgor agrees to execute and deliver, or cause to be executed and delivered by other Persons, at Pledgor’s expense, all share certificates, documents, instruments, agreements, financing statements (and amendments thereto and continuations thereof), assignments, control agreements, or other writings as the Administrative Agent may reasonably request from time to time to carry out the terms of this Pledge Agreement or to protect or enforce the Administrative Agent’s Lien and security interest in the Collateral hereunder granted to the Administrative Agent for the benefit of the Secured Parties.  Each Pledgor further agrees to do and cause to be done upon the Administrative Agent’s reasonable request, at Pledgor’s expense, all things determined by the Administrative Agent to be necessary or advisable to perfect and keep in full force and effect the Lien in the Collateral hereunder granted to the Administrative Agent for the benefit of the Secured Parties, including the prompt payment following the Administrative Agent’s written request therefore of all reasonable documented out-of-pocket fees and expenses incurred by the Administrative Agent in connection with any filings made to perfect or continue the Lien and security interest in the Collateral hereunder granted in favor of the Administrative Agent for the benefit of the Secured Parties.

(d)All filing fees, advances, charges, costs and expenses, including all documented fees and expenses of counsel (collectively, “Attorneys’ Costs”), incurred or paid by the Administrative Agent or any Lender in exercising any right, power or remedy conferred by this Pledge Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations secured hereunder and shall be paid to the Administrative Agent for the benefit of the Secured Parties by the Pledgor in respect of which the same was incurred within ten (10) Business Days after demand therefor, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate, to the extent permitted by applicable Law.

(e)Each Pledgor agrees to register and cause to be registered the interest of the Administrative Agent, for the benefit of the Secured Parties, in the Pledged Interests on its own books and records and the registration books of each of the Pledged Subsidiaries.

3.Status of Pledged Interests.  Each Pledgor hereby represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties, solely with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a)All of the Pledged Interests are, as of the date of execution of this Pledge Agreement or any Pledge Agreement Supplement or Pledge Joinder Agreement, as applicable,

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CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

by each Pledgor pledging such Pledged Interests (such date as applicable with respect to each Pledgor, its “Applicable Date”), and shall at all times thereafter (i) be validly issued, (ii) are accurately described on Schedule I (as supplemented from time to time) and (iii) constitute 100% of the Equity Interests of the applicable Pledged Subsidiaries, except as provided in Section 2(a) hereof.

(b)The Pledgor is as at its Applicable Date and shall at all times thereafter (subject to Dispositions permitted under the Credit Agreement) be the sole registered and record and beneficial owner of the Pledged Interests, free and clear of all Liens and restrictions on pledge or transfer, including transfer of voting rights (other than the pledge hereunder and applicable restrictions pursuant to federal and state and applicable foreign securities laws).  Without limiting the foregoing, the Pledged Interests are not and will not be subject to any voting trust, shareholders agreement, right of first refusal, voting proxy, power of attorney or other similar arrangement (other than the rights hereunder in favor of the Administrative Agent).

(c)At no time shall any Pledged Interests (i) be held or maintained in the form of a security entitlement or credited to any securities account and (ii) which constitute a “security” (or as to which the related Pledged Subsidiary has elected to have treated as a “security”) under Article 8 of the UCC (including, for the purposes of this Section, the Uniform Commercial Code of any other applicable jurisdiction) to be maintained in the form of uncertificated securities.  With respect to Pledged Interests that are “securities” under the UCC, or as to which the issuer has elected at any time to have such interests treated as “securities” under the UCC, such Pledged Interests are, and shall at all times be, represented by the share certificates listed on Schedule I (as supplemented from time to time) hereto, which share certificates, with stock powers duly executed in blank by the Pledgor, have been delivered to the Administrative Agent on or before the Applicable Date or, in the case of Additional Interests as defined in Section 22, shall be delivered pursuant to Section 22. In addition, with respect to all Pledged Interests, including Pledged Interests that are not “securities” under the UCC and as to which the applicable Pledged Subsidiary has not elected to have such interests treated as “securities” under the UCC, the Pledgor has at its Applicable Date delivered to the Administrative Agent (or has previously delivered to the Administrative Agent or, in case of Additional Interests shall deliver pursuant to Section 22) Uniform Commercial Code financing statements (or appropriate amendments thereto) duly authorized by the Pledgor and naming the Administrative Agent for the benefit of the Secured Parties as “secured party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent to be filed in all UCC filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Lien on such Pledged Interests, together with all required filing fees.  Without limiting the foregoing provisions of this Section 3(c), with respect to any Pledged Interests issued by any First Tier Foreign Subsidiary, each applicable Pledgor shall deliver or cause to be delivered, (i) in addition to or in substitution for all or any of the foregoing items, as the Administrative Agent may elect, such other instruments, certificates, agreements, notices, filings, and other documents, and take or cause to be taken such other action (including the payment of all taxes, fees, assessments or other charges in connection therewith), as the Administrative Agent may, in its sole discretion, determine to be necessary or advisable under the laws of the jurisdiction of formation of such First Tier Foreign Subsidiary, to grant, perfect and protect as a first priority lien in such Collateral in favor of the Administrative Agent

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for the benefit of the Secured Parties, and (ii) if requested by the Administrative Agent, an opinion of counsel acceptable in form and substance to the Administrative Agent issued by a law firm acceptable to the Administrative Agent licensed to practice law in such foreign jurisdiction, addressing with respect to such Pledged Interests such matters as the Administrative Agent may reasonably request.

(d)It has all requisite corporate, limited liability company or other applicable power, legal right and lawful authority to execute this Pledge Agreement (and any Pledge Joinder Agreement applicable to it) and to pledge, assign and transfer its Pledged Interests pursuant to the terms and conditions of this Pledge Agreement.

(e)With respect to certificated Pledged Interests located in the United States, the taking possession by Administrative Agent of all certificates and other instruments constituting such Pledged Interests from time to time (with any necessary endorsements or appropriate stock powers or instruments of transfer duly executed in blank) and the filing of financing statements or other registrations of pledge with the Secretary of State (or equivalent governmental official or personal property registry) of the jurisdiction in which such Pledgor is organized, will perfect, and, except with respect to any Pledged Interests subject to a Permitted Lien, establish the first priority of, the security interest granted hereunder in such Pledged Interests in favor of the Administrative Agent for the benefit of the Secured Parties, securing the payment of the Secured Obligations, assuming, in the case of the Pledged Interests which constitute certificated “securities” under the UCC (including, for the purposes of this Section, the Uniform Commercial Code of any other applicable jurisdiction), continuous and uninterrupted possession by or on behalf of the Administrative Agent.  The Pledgor will, at its own cost and expense, appear in and defend any action, suit or proceeding which purports to affect the Secured Parties’ right, title and security interest in and to the Collateral.

(f)Except as otherwise expressly permitted hereunder or pursuant to a Disposition permitted under the Credit Agreement, none of the Pledged Interests (nor any interest therein or thereto) shall be sold, transferred or assigned without the Administrative Agent’s prior written consent.

(g)It shall at all times cause the Pledged Interests of such Pledgor that constitute “securities” (or as to which the issuer elects to have treated as “securities”) under the UCC to be represented by the certificates now and hereafter delivered to the Administrative Agent in accordance with Sections 2, 3 and 22 hereof and it shall cause each of the Pledged Subsidiaries as to which it is the Pledgor not to issue any Equity Interests, or securities convertible into, or exchangeable or exercisable for, Equity Interests, at any time during the term of this Pledge Agreement unless the Pledged Interests of such Pledge Subsidiary are issued solely to either (y) such Pledgor who shall immediately comply with Sections 3 and 22 hereof with respect to such property or (z) the Borrower or another Pledgor who shall immediately pledge such additional Equity Interests to the Administrative Agent for the benefit of the Secured Parties pursuant to Section 22 or 24 hereof, as applicable, on substantially identical terms as are contained herein and deliver or cause to be delivered the appropriate documents described in Section 3(c) hereof to the Administrative Agent and take such further actions as the Administrative Agent may deem necessary in order to perfect a first priority security interest in such Equity Interests.

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(h)The exact legal name and address, type of Person, jurisdiction of formation, jurisdiction of formation identification number (if any), and location of the chief executive office of such Pledgor are as specified on Schedule II attached hereto.  No Pledgor shall change its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), or the location of its chief executive office, except upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken all such action at such Pledgor’s expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent in the Collateral.

4.Preservation and Protection of Collateral.

(a)The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.

(b)Each Pledgor agrees to pay and discharge when due and payable (a) all material tax liabilities, assessments and governmental charges or levies upon it or the Collateral in which it has an interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP by such Pledgor and (b) all lawful claims which, if unpaid, would by law become a Lien upon its Collateral (other than inchoate Liens permitted under Section 7.01 of the Credit Agreement) in each case, where a failure to so pay and discharge could not reasonably be expected to have a Material Adverse Effect.  Upon the failure of any Pledgor to so pay, discharge or contest such tax liabilities, assessments, governmental charges, levies or claims, or upon the failure of any Pledgor to pay any amount pursuant to Section 2(c), the Administrative Agent at its option may pay or contest any of them (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such tax liabilities, assessments, governmental charges, levies or claims) but shall not have any obligation to make any such payment or contest.  All sums so disbursed by the Administrative Agent, including Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable within ten (10) Business Days after demand therefor by the applicable Pledgor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate, to the extent permitted by applicable Law.

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(c)Each Pledgor hereby (i) irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the Pledgor appearing thereon) financing statements (including amendments thereto and continuations and copies thereof) showing such Pledgor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated, and (ii) irrevocably ratifies and acknowledges all such actions taken by or on behalf of the Administrative Agent prior to the Applicable Date.

5.Default.  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent is given full power and authority, then or at any time thereafter, to sell, assign, deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Administrative Agent may elect; and any such sale may be made either at public or private sale at the Administrative Agent’s place of business or elsewhere, either for cash or upon credit or for future delivery, at such price or prices as the Administrative Agent may reasonably deem fair; and the Administrative Agent or any other Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or right of redemption.  Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law.  Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Administrative Agent.  Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Administrative Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group.  Each Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Administrative Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the Pledged Subsidiary to register or otherwise qualify the Collateral, even if such Pledged Subsidiary would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law.  Each Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner.  Each Pledgor hereby acknowledges that a ready market may not exist for the Pledged Interests if they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Interests may be sold for an amount less than a pro rata share of the fair market value of the Pledged Subsidiary’s assets minus its liabilities.  In addition to the foregoing,

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the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law (including without limitation the UCC) or in equity.

6.Proceeds of Sale.  The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all Attorneys’ Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement.  Subject to the limitations contained in the definition of “Secured Obligations” in this Pledge Agreement, each Pledgor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

7.Presentments, Demands and Notices.  To the extent permitted by applicable Law, the Administrative Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held hereby as Collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

8.Attorney-in-Fact.  Each Pledgor hereby appoints the Administrative Agent as the Pledgor’s attorney-in-fact for the purposes of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of a Default or an Event of Default.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to any Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect to the Collateral or any part thereof and to give full discharge for the same.

9.Reinstatement.  The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Pledgor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 9 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Pledge Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

10.Waiver by the Pledgors.  Each Pledgor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (i) proceed against any Person or entity, including without limitation any Loan Party, (ii) proceed against or exhaust any Collateral or other collateral for the Secured

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Obligations, or (iii) pursue any other remedy in its power, (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties.  Each Pledgor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (x) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (y) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Pledgor and the receipt thereof by such Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

11.Dividends and Voting Rights.

(a)All dividends and other distributions with respect to any of the Pledged Interests shall be subject to the pledge hereunder, provided, however, that cash dividends paid to a Pledgor as record owner of the Pledged Interests, to the extent permitted by the Credit Agreement to be declared and paid, may be retained by such Pledgor unless and until an Event of Default shall have occurred and be continuing and written notice shall have been given by the Administrative Agent terminating or suspending such rights, free from any Liens hereunder.

(b)Unless and until an Event of Default shall have occurred and be continuing and written notice shall have been given by the Administrative Agent, the registration of the Collateral in the name of a Pledgor as record and beneficial owner shall not be changed and such Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms of the Loan Documents.

(c)Upon the occurrence and during the continuance of any Event of Default, all rights of the Pledgors to receive and retain cash dividends and other cash distributions upon the Collateral pursuant to subsection (a) above shall cease and shall thereupon be vested in the Administrative Agent for the benefit of the Secured Parties, and each Pledgor shall promptly deliver, or shall cause to be promptly delivered, all such cash dividends and other distributions which are received by such Pledgor with respect to the Pledged Interests to the Administrative Agent (together, if the Administrative Agent shall request, with the documents described in Sections 2(c) and 3(c) hereof or other negotiable documents or instruments so distributed) to be held by it hereunder or, at the option of the Administrative Agent, to be applied to the Secured Obligations.  Pending delivery to the

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Administrative Agent of such property, each Pledgor shall keep such property segregated from its other property and shall be deemed to hold the same in trust for the benefit of the Secured Parties.

(d)Upon the occurrence and during the continuance of any Event of Default, at the option of and upon notice thereof from the Administrative Agent, all rights of each of the Pledgors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to subsection (b) above shall cease and the Administrative Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Administrative Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Pledgor hereby appoints the Administrative Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Pledged Interests hereunder upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date, and each Pledgor hereby agrees to provide such further proxies as the Administrative Agent may request; provided, however, that the Administrative Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

12.Continued Powers.  Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Pledgor may have ceased.

13.Other Rights.  The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Pledge Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any Secured Party under any Loan Document or by virtue of any statute or rule of law.  Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived or terminated in accordance with the terms of the Credit Agreement or this Pledge Agreement.

14.Anti-Marshaling Provisions.  The right is hereby given by each Pledgor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Pledgor from personal liability for the Secured Obligations.  Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured

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Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Pledge Agreement.  Each Pledgor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any Loan Document.

15.Entire Agreement.  This Pledge Agreement, each Pledge Agreement Supplement and each Pledge Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained.  The express terms hereof, of the Pledge Agreement Supplements and of the Pledge Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof and thereof.  None of this Pledge Agreement, any Pledge Agreement Supplement and any Pledge Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

16.Further Assurances.  Each Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver, and cause to be executed and delivered as may be necessary or advisable to give effect thereto, such additional conveyances, assignments, financing statements, control agreements, documents, certificates, stock powers, agreements and instruments, as the Administrative Agent may at any time reasonably request in connection with the administration or enforcement of this Pledge Agreement or any Pledge Joinder Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties granted hereunder or thereunder.  Each Pledgor hereby consents and agrees that the Pledged Subsidiaries and all other Persons, shall be entitled to accept the provisions hereof and of the Pledge Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights, privileges, and remedies hereunder and thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Pledgor or any other Person to any of such Pledged Subsidiaries or other Persons.

17.Binding Agreement; Assignment.  This Pledge Agreement and each Pledge Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Pledgor shall be permitted to assign this Pledge Agreement, any Pledge Joinder Agreement or any interest herein or therein, except as permitted by the Credit Agreement.  Without limiting the generality of the foregoing sentence of this Section 17, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of

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the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof (concerning assignments and participations).  All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

18.Secured Cash Management Agreements and Secured Hedge Agreements.  No Secured Party (other than the Administrative Agent) that obtains the benefit of this Pledge Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Pledge Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, the Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as it may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Pledge Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

19.Severability.  If any provision of this Pledge Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Pledge Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20.Counterparts.  This Pledge Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart executed by the Pledgor against whom enforcement is sought.  Without limiting the foregoing provisions of this Section 20, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Pledge Agreement.

21.Termination.  Subject to the provisions of Section 9, this Pledge Agreement and each Pledge Joinder Agreement, and all obligations of the Pledgors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date.  Upon such termination of this Pledge Agreement, the Administrative Agent shall, at the sole expense of the Pledgors, promptly deliver to the Pledgors the certificates evidencing its shares of Pledged Interests, together with any related stock powers (and any other property received as a dividend or distribution or otherwise in respect of such Pledged Interests or other

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Collateral to the extent then held by the Administrative Agent or any Secured Party), together with any cash then constituting the Collateral not then sold or otherwise disposed of in accordance with the provisions hereof, and take such further actions at the request of the Pledgors as may be necessary to effect the same.

22.Additional Interests.  If any Pledgor shall at any time acquire or hold any additional Pledged Interests, including any Pledged Interests issued by any Subsidiary not listed on Schedule I hereto which are required to be subject to a Lien pursuant to the Pledge Agreement by the terms hereof or of any provision of the Credit Agreement (any such shares being referred to herein as the “Additional Interests”), such Pledgor shall deliver to the Administrative Agent for the benefit of the Secured Parties (i) a Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and executed by such Pledgor and (iii) any other document required in connection with such Additional Interests as described in Section 3(c).  Each Pledgor shall comply with the requirements of this Section 22 concurrently with the acquisition of any such Additional Interests or, in the case of Additional Interests to which Section 6.15 of the Credit Agreement applies, within the time period specified in such Section or elsewhere in the Credit Agreement with respect to such Additional Interests; provided, however, that the failure to comply with the provisions of this Section 22 shall not impair the Lien on Additional Interests conferred hereunder.

23.Notices.  Any notice required or permitted hereunder shall be given (a) with respect to the Borrower, at the address of the Borrower indicated in Schedule 10.02 of the Credit Agreement, (b) with respect to each Subsidiary which is a Pledgor hereunder, at the address then in effect for the giving of notices to such Subsidiary under the Guaranty to which it is a party, and (c) with respect to the Administrative Agent or a Lender, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

24.Joinder.  Each Person who shall at any time execute and deliver to the Administrative Agent a Pledge Joinder Agreement substantially in the form attached as Exhibit B hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Pledgor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned and pledged to the Administrative Agent for the benefit of the Secured Parties all Pledged Interests which it has at its Applicable Date or thereafter acquires any interest or right, and all references herein and in the other Loan Documents to the Pledgors or to the parties to this Pledge Agreement shall be deemed to include such Person as a Pledgor hereunder.  Each Pledge Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Pledgor executing such Pledge Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

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25.Rules of Interpretation.  The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Pledge Agreement and each Pledge Joinder Agreement and are hereby incorporated by reference.  All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.

26.Governing Law; Jurisdictions; Etc.

(a)GOVERNING LAW.  THIS PLEDGE AGREEMENT, EACH PLEDGE JOINDER AGREEMENT AND EACH PLEDGE AGREEMENT SUPPLEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, ANY PLEDGE JOINDER AGREEMENT OR ANY PLEDGE AGREEMENT SUPPLEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURSDICTION.  EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS PLEDGE AGREEMENT, ANY PLEDGE JOINDER AGREEMENT OR ANY PLEDGE AGREEMENT SUPPLEMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS PLEDGE AGREEMENT, IN ANY PLEDGE JOINDER AGREEMENT OR IN ANY PLEDGE AGREEMENT SUPPLEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY

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OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY PLEDGE JOINDER AGREEMENT OR ANY PLEDGE AGREEMENT SUPPLEMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE.  EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 23.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

27.Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties have duly executed this Pledge Agreement on the day and year first written above.

PLEDGOR:

VARIAN MEDICAL SYSTEMS, INC.

By:______________________________________

Name:Franco N. Palomba

Title:Corporate Senior Vice President,

Finance and Treasurer

PLEDGE AGREEMENT

Signature Page

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:______________________________________

Name:Dora A. Brown

Title:Vice President

PLEDGE AGREEMENT

Signature Page

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SCHEDULE I

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)
Varian Medical Systems, Inc.	Varian Medical Systems Nederland Holdings BV Houton, Netherlands Private company with limited liability	Shares	90,000 shares	18,000 shares	11,700 shares	N/A	EUR 100	N/A

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SCHEDULE II

Name and Address of Pledgor	Type of Person	Jurisdiction of Formation of Pledgor	Jurisdiction of Formation Identification Number	Address of Chief Executive Office
Varian Medical Systems, Inc. 3100 Hansen Way Palo Alto, CA 94304	Corporation	Delaware, USA	DE Corp # 0820557	3100 Hansen Way Palo Alto, CA 94304

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EXHIBIT A

PLEDGE AGREEMENT SUPPLEMENT

THIS PLEDGE AGREEMENT SUPPLEMENT dated as of _____________, 20__ (this “Pledge Agreement Supplement”), is made by _______________________________, a ________________ (the “Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; all capitalized terms used but not defined herein shall have the meanings given to such terms in such Credit Agreement).

RECITALS:

A.Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and the Administrative Agent are party to a Credit Agreement dated as of August 27, 2013 (as in effect on the date hereof, the “Credit Agreement”)

B.The Pledgor is party to that certain Pledge Agreement dated as of August 27, 2013 (as in effect on the date hereof, the “Pledge Agreement”), among Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), certain of its Subsidiaries and the Administrative Agent.

C.The Pledgor has acquired rights in the Pledged Interests listed on Annex A to this Pledge Agreement Supplement (the “Additional Interests”) and desires to pledge, and evidence its prior pledge, to the Administrative Agent for the benefit of the Secured Parties all of the Additional Interests in accordance with the terms of the Credit Agreement and the Pledge Agreement.

In order to induce the Secured Parties to from time to time to extend credit under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements, the Pledgor hereby agrees as follows:

1.Affirmations.  The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Interests contained in the Pledge Agreement and pledges and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a security interest in all of the Pledgor’s right, title and interest in and to the Additional Interests and all of the following:

(a)all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any or all of the Additional Interests or (y) by its or their terms exchangeable or exercisable for or convertible into any Additional Interest or other Pledged Interest;

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(b)all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter, in each case delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing;

(c)any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

(d)all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms by its execution of this Pledge Agreement Supplement that the Additional Interests constitute “Pledged Interests” under and are subject to the Pledge Agreement, and the items of property referred to in clauses (a) through (d) above (the “Additional Collateral”) shall collectively constitute “Collateral” under and are subject to the Pledge Agreement, including without limitation the limitations contained in Section 2(a) of the Pledge Agreement.  Each of the representations and warranties with respect to Pledged Interests and Collateral contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests and the Additional Collateral, respectively, as of the date hereof.  The Pledgor further represents and warrants that Annex A attached to this Pledge Agreement Supplement contains a true, correct and complete description of the Additional Interests, and that all other documents required to be furnished to the Administrative Agent pursuant to Section 3(c) of the Pledge Agreement in connection with the Additional Collateral have been delivered or are being delivered simultaneously herewith to the Administrative Agent.  The Pledgor further acknowledges that Schedule I to the Pledge Agreement shall be deemed, as to it, to be supplemented as of the date hereof to include the Additional Interests as described on Annex A to this Pledge Agreement Supplement.

2.Counterparts.  This Pledge Agreement Supplement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement Supplement to produce or account for more than one such counterpart executed by the Pledgor.  Without limiting the foregoing provisions of this Section 2, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Pledge Agreement Supplement.

3.Governing Law; Jurisdiction; Waiver of Jury Trial; Etc.  The provisions of Section 26 and 27 of the Pledge Agreement are hereby incorporated by reference as if fully set forth herein.

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.

PLEDGOR:

________________________________________

By:_____________________________________

Name:___________________________________

Title:____________________________________

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

ANNEX A

(to Pledge Agreement Supplement of __________ dated __________)

SCHEDULE I

Additional Interests

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)

Delivered Pursuant to Pledge Agreement Supplement of: __________________________________

Applicable Date:  __________, 20__

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT B

PLEDGE JOINDER AGREEMENT

THIS PLEDGE JOINDER AGREEMENT dated as of _____________, 20__ (this “Pledge Joinder Agreement”), is made by _______________________________, a ________________ (the “Joining Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; all capitalized terms used but not defined herein shall have the meanings given to such terms in such Credit Agreement).

RECITALS:

A.Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and the Administrative Agent are party to a Credit Agreement dated as of August 27, 2013 (as in effect on the date hereof, the “Credit Agreement”).

B.The Borrower, certain of its Subsidiaries and the Administrative Agent, are party to a Pledge Agreement dated as of August 27, 2013 (as in effect on the date hereof, the “Pledge Agreement”).

C.The Joining Pledgor is a Subsidiary of the Borrower and is required by the terms of the Credit Agreement to be joined as a party to the Pledge Agreement as a Pledgor.

D.The Joining Pledgor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements.

In order to induce the Secured Parties to from time to time to extend credit under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements, the Joining Pledgor hereby agrees as follows:

1.Joinder.  The Subsidiary hereby irrevocably, absolutely and unconditionally becomes a party to the Pledge Agreement as a Pledgor and bound by all the terms, conditions, obligations, liabilities and undertakings to which a Pledgor is subject thereunder, including without limitation the grant pursuant to Section 2 of the Pledge Agreement of a security interest to the Administrative Agent for the benefit of the Secured Parties in, and collateral assignment and pledge to the Administrative Agent for the benefit of the Secured Parties of, all of such Pledgor’s right, title and interest in and to the Pledged Interests and other property constituting Collateral of such Pledgor or in which such Pledgor has or may have or acquire an interest or right therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as collateral security for the payment and performance by such Pledgor of its now or hereafter existing Secured Obligations, all with the same force and effect as if the Joining Pledgor were a signatory to the Pledge Agreement.

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

2.Affirmations.  The Joining Pledgor hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to a Pledgor contained in the Pledge Agreement.

3.Supplemental Schedules.  Attached to this Pledge Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Pledge Agreement.  The Joining Pledgor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Pledgor and its properties and affairs is true, complete and accurate as of its Applicable Date.

4.Severability.  If any provision of this Pledge Joinder Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Pledge Joinder Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.Counterparts.  This Pledge Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Pledgor.  Delivery of an executed counterpart of a signature page of this Pledge Joinder Agreement by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

6.Delivery.  The Joining Pledgor hereby irrevocably waives notice of acceptance of this Pledge Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements made and maintained, in reliance on this Pledge Joinder Agreement and the Pledgor’s joinder as a party to the Pledge Agreement as herein provided.

7.Governing Law; Jurisdiction; Waiver of Jury Trial; Etc.  The provisions of Section 26 and 27 of the Pledge Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature page follows.]

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

IN WITNESS WHEREOF, the Joining Pledgor has duly executed and delivered this Pledge Joinder Agreement as of the day and year first written above.

JOINING PLEDGOR:

__________________________________________

By:_______________________________________

Name:____________________________________

Title:____________________________________

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SUPPLEMENTAL
SCHEDULE I

Additional Interests

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Interest	Total Amount of Class or Type of Pledged Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)

Delivered Pursuant to Pledge Joinder Agreement of: __________________________________

Applicable Date:  __________, 20__

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

SUPPLEMENTAL

SCHEDULE II

Name and Address of Pledgor	Type of Person	Jurisdiction of Formation of Pledgor	Jurisdiction of Formation Identification Number	Address of Chief Executive Office

Delivered Pursuant to Pledge Joinder Agreement of: __________________________________

Applicable Date:  __________, 20__

H-1

Form of Pledge Agreement

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT I-1

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 27, 2013 (as amended, restated, extended, supplemented, increased or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e)(ii)(B)(III) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

Form of U.S. Tax Compliance Certificate

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT I-2

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 27, 2013 (as amended, restated, extended, supplemented, increased or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e)(ii)(B)(IV) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

Form of U.S. Tax Compliance Certificate

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT I-3

Form of

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 27, 2013 (as amended, restated, extended, supplemented, increased or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e)(ii)(B)(IV) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

Form of U.S. Tax Compliance Certificate

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT I-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of August 27, 2013 (as amended, restated, extended, supplemented, increased or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e)(ii)(B)(IV) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

I-4- 1

Form of U.S. Tax Compliance Certificate

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT J

FORM OF

secured party designation notice

TO:	Bank of America, N.A., as Administrative Agent

RE:

Credit Agreement, dated as of August 27, 2013 by and among Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement).

DATE:	[Date]

[Name of Cash Management Bank/Hedge Bank] (the “Secured Party”) hereby notifies you, pursuant to the terms of the Credit Agreement, that the Secured Party meets the requirements of a [Cash Management Bank] [Hedge Bank] under the terms of the Credit Agreement and is a [Cash Management Bank] [Hedge Bank] under the Credit Agreement and the other Loan Documents.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

as a [Cash Management Bank] [Hedge Bank]

By:
Name:
Title:

J- 1

Form of Secured Party Designation Notice

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT K

FORM OF FUNDING INDEMNITY LETTER

August [__], 2013

To the Lenders and the Administrative Agent referred to below

Ladies and Gentlemen:

Varian Medical Systems, Inc., a Delaware corporation (the “Borrower”), intends to enter into a proposed Credit Agreement (the “Credit Agreement”) anticipated to be dated on or about August 27, 2013 (the “Anticipated Closing Date”), by and among the Borrower, the lenders party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.  The current draft of the Credit Agreement was distributed to the Borrower on August [__], 2013 (the “Provisional Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Provisional Credit Agreement).

In addition, in accordance with the terms of the Provisional Credit Agreement, the Borrower has delivered to the Administrative Agent an initial Loan Notice dated on or before August [__], 2013 (the “Initial Loan Notice”).  Pursuant to the Initial Loan Notice, the Borrower has irrevocably requested that all of the initial Borrowing be made as Eurodollar Rate Loans under the Credit Agreement on the Anticipated Closing Date.

The Borrower acknowledges that (a) in order to accommodate the foregoing request, the Lenders are making arrangements for value to provide, on the Anticipated Closing Date, the requested initial Borrowing, (b) there can be no assurance that the Closing Date will occur on the Anticipated Closing Date, (c) no Lender shall make or be obligated to make available any portion of the initial Borrowing unless the Closing Date has occurred and all conditions for the making of the Loans under the Credit Agreement have been satisfied, including without limitation the conditions stated in Sections 4.01 and 4.02 of the Credit Agreement (collectively, the “Conditions”), and (d) if the Closing Date does not occur by, or if all of the Conditions are not satisfied prior to or on the Anticipated Closing Date, each of the Lenders will have sustained funding losses as a result of, and with respect to, such failure of the requested Eurodollar Rate Loans to be made on such date.

Accordingly, the Borrower irrevocably agrees to reimburse each Lender for and hold each Lender harmless from any losses, costs and reasonable expenses which such Lender may sustain or incur (i) as a consequence of the failure of any Loan requested to be made as a Eurodollar Rate Loan in accordance with the Initial Loan Notice to be made for any reason on the Anticipated Closing Date or (ii) in connection with the preparation, administration or enforcement of, or any dispute arising under, this Funding Indemnity Letter.  The Borrower’s agreement in the preceding sentence shall operate with respect to the portion of any Loan requested to be funded as one or more Eurodollar Rate Loans on the Anticipated Closing Date to the same extent and in the manner as provided in Section 3.05 of the Provisional Credit Agreement, the terms of which (including all related provisions and definitions contained in the Provisional Credit Agreement), are hereby incorporated by reference herein.  The Borrower’s obligations under this Funding Indemnity Letter shall be effective whether any loss, cost or expense described herein shall occur as a result of any delay in the occurrence of the Closing Date or any failure of the credit facilities under the Credit Agreement to close or fund for any reason whatsoever, including without limitation the failure of any of the Conditions to occur or be satisfied; provided, however, that following the execution and delivery of the Credit Agreement by the parties thereto, the occurrence of the Closing Date, and the satisfaction of all conditions to funding provided for in the Credit Agreement as so executed and delivered, the obligations of the Borrower hereunder shall not be applicable to

Form of Funding Indemnity Letter

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

any loss, cost or expense described in Section 3.05 of the Provisional Credit Agreement that (i) arises on or after the Closing Date and (ii) results from any failure of a Lender to fund any Loans on or after the Closing Date to the extent such funding was required under the Credit Agreement.  For the purpose of calculating amounts payable by the Borrower to any Lender under this Funding Indemnity Letter, each Eurodollar Rate Loan to be made by a Lender (and, in each case, each related reserve, special deposit or similar requirement) pursuant to the Initial Loan Notice shall be conclusively deemed to have been funded by each such Lender (x) in reliance on the Borrower’s undertakings contained in this Funding Indemnity Letter and (y) at the rates used or to be used under the Provisional Credit Agreement in determining the Eurodollar Rate for such Eurodollar Rate Loans described in the Initial Loan Notice by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not any such Eurodollar Rate Loan is in fact so funded.

The Borrower hereby waives notice of acceptance of this Funding Indemnity Letter by the Administrative Agent and the Lenders.

This Funding Indemnity Letter shall be governed by and construed in accordance with the law of the State of New York.

[Signature page follows.]

Form of Funding Indemnity Letter

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Funding Indemnity Letter as of the day and year first written above.

VARIAN MEDICAL SYSTEMS, INC.

By:
Name:
Title:

Form of Funding Indemnity Letter

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

EXHIBIT L

FORM OF

REPORT OF LETTER OF CREDIT INFORMATION

To:	Bank of America, N.A. as Administrative Agent
Attn:
Phone No.:
Fax No.:

Ref.:	Letters of Credit
Issued for the account of Varian Medical Systems, Inc.
or any Subsidiary thereof under the Credit Agreement dated as of August 27, 2013

Reporting Period :___/___/20___ through ___/___/20___

L/C No.	Maximum Face Amount	Current Face Amount	Currency of L/C	Escalating Y/N(?) If “Y" Provide Schedule*	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Auto Renewal Period/ Notice	Date of Amend -ment	Amount of Amend-ment	Type of Amendment

L- 1

Form of Report of Letter of Credit Information